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                EXHIBIT 1. AGREEMENT AND PLAN OF REORGANIZATION






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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  DATED AS OF

                               FEBRUARY 28, 1997

                                  BY AND AMONG

                         HCC INSURANCE HOLDINGS, INC.,
                              MERGER SUB #4, INC.,

                                      AND

                               AVEMCO CORPORATION

================================================================================
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                               TABLE OF CONTENTS

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                                                                                           PAGE
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
ARTICLE I DEFINITIONS....................................................................
     Section 1.1   Definitions...........................................................

ARTICLE II THE MERGER....................................................................
     Section 2.1   The Closing...........................................................
     Section 2.2   The Merger............................................................
     Section 2.3   Conversion of Shares..................................................
     Section 2.4   Exchange of Certificates..............................................
     Section 2.5   Stock Options.........................................................

ARTICLE III THE SURVIVING CORPORATION....................................................
     Section 3.1   Certificate of Incorporation..........................................
     Section 3.2   Bylaws................................................................
     Section 3.3   Directors and Officers................................................

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF AVEMCO......................................
     Section 4.1   Corporate Existence, Power and Documentation..........................
     Section 4.2   Reciprocal Exchange...................................................
     Section 4.3   Corporate Authorization...............................................
     Section 4.4   Governmental Authorization............................................
     Section 4.5   Non-Contravention.....................................................
     Section 4.6   Capitalization........................................................
     Section 4.7   Subsidiaries and Joint Ventures.......................................
     Section 4.8   SEC and NYSE Filings..................................................
     Section 4.9   AVEMCO Financial Statements...........................................
     Section 4.10  No Undisclosed Liabilities............................................
     Section 4.11  SAP Statements........................................................
     Section 4.12  Absence of Certain Changes............................................
     Section 4.13  Litigation............................................................
     Section 4.14  Accounting Matters....................................................
     Section 4.15  Taxes.................................................................
     Section 4.16  Employee Benefit Plans, ERISA.........................................
     Section 4.17  Material Agreements...................................................
     Section 4.18  Properties and Leases.................................................
     Section 4.19  Condition of AVEMCO's Assets..........................................
     Section 4.20  Voting Requirements...................................................
     Section 4.21  Suppliers and Customers...............................................
     Section 4.22  Employee Matters......................................................
     Section 4.23  Environmental Matters.................................................
     Section 4.24  Compliance With Law; Permits..........................................
     Section 4.25  Interests in Clients, Suppliers, Etc..................................
     Section 4.26  Transactions With Related Parties.....................................
     Section 4.27  Statements are True and Correct.......................................
     Section 4.28  Broker's and Other Fees...............................................
     Section 4.29  Trademarks, Tradenames, Etc...........................................
     Section 4.30  Disclosure............................................................
     Section 4.31  Opinion of Financial Advisor..........................................
     Section 4.32  Insurance Issued by AVEMCO Insurer Subsidiaries.......................
     Section 4.33  Examination Reports...................................................

ARTICLE V REPRESENTATIONS AND WARRANTIES OF HCCH AND
               MERGER SUB................................................................
     Section 5.1   Corporate Existence, Power and Documentation..........................
     Section 5.2   Corporate Authorization...............................................
     Section 5.3   Governmental Authorization............................................

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
     Section 5.4   Non-Contravention.....................................................
     Section 5.5   Capitalization of HCCH................................................
     Section 5.6   Organization and Capitalization of Merger Sub.........................
     Section 5.7   Subsidiaries and Joint Ventures.......................................
     Section 5.8   SEC and NYSE Filings..................................................
     Section 5.9   Financial Statements..................................................
     Section 5.10  No Undisclosed Liabilities............................................
     Section 5.11  SAP Statements........................................................
     Section 5.12  Absence of Certain Changes............................................
     Section 5.13  Litigation............................................................
     Section 5.14  Accounting Matters....................................................
     Section 5.15  Taxes.................................................................
     Section 5.16  Employee Benefit Plans; ERISA.........................................
     Section 5.17  Material Agreements...................................................
     Section 5.18  Properties and Leases.................................................
     Section 5.19  Voting Requirements...................................................
     Section 5.20  Environmental Matters.................................................
     Section 5.21  Statements are True and Correct.......................................
     Section 5.22  Disclosure............................................................
     Section 5.23  Labor Matters.........................................................
     Section 5.24  Compliance with Laws..................................................
     Section 5.25  Trademarks, Tradenames, Etc...........................................
     Section 5.26  Broker's Fees.........................................................
     Section 5.27  Opinion of Financial Advisor..........................................
     Section 5.28  Insurance Issued by HCCH Insurer Subsidiaries.........................
     Section 5.29  Examination Reports...................................................

ARTICLE VI PRE-CLOSING COVENANTS.........................................................
     Section 6.1   Cooperation and Commercially Reasonable Efforts.......................
     Section 6.2   Registration Statement and Joint Proxy Statement; Special Meetings....
     Section 6.3   Conduct of Business By Both Parties Prior to the Closing Date.........
     Section 6.4   Conduct of Business of Merger Sub.....................................
     Section 6.5   Conduct of Business By AVEMCO Prior to the Closing Date...............
     Section 6.6   No Solicitations......................................................
     Section 6.7   Press Releases........................................................
     Section 6.8   Access to Information and Confidentiality.............................
     Section 6.9   Consultation and Reporting............................................
     Section 6.10  Notice and Cure.......................................................
     Section 6.11  Update Schedules......................................................
     Section 6.12  Merger Sub Shareholder Approval.......................................
     Section 6.13  Affiliates' Agreement.................................................
     Section 6.14  Necessary Consents....................................................
     Section 6.15  Regulatory Approval...................................................
     Section 6.16  Actions Contrary to Stated Intent.....................................
     Section 6.17  Satisfaction of Conditions Precedent..................................
     Section 6.18  Tax Cooperation.......................................................
     Section 6.19  Standstill............................................................
     Section 6.20  Stock Exchange Listing................................................
     Section 6.21  Exercise of Stock Options.............................................

ARTICLE VII CLOSING CONDITIONS...........................................................
     Section 7.1   Conditions to Obligations of HCCH and Merger Sub......................
     Section 7.2   Conditions to Obligations of AVEMCO...................................
     Section 7.3   Conditions Applicable to All Parties..................................

ARTICLE VIII POST-CLOSING COVENANTS......................................................
     Section 8.1   Use of AVEMCO Name....................................................
     Section 8.2   Indemnification and Insurance Coverage of Directors and Officers of
                   the AVEMCO Group......................................................

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
     Section  8.3  Publication of Post-Merger Results....................................
     Section  8.4  Employee Benefits.....................................................
     Section  8.5  Stock Offerings.......................................................
     Section  8.6  Registration Rights...................................................

ARTICLE IX TERMINATION OF AGREEMENT......................................................
     Section  9.1  Termination...........................................................
     Section  9.2  Effect of Termination.................................................

ARTICLE X MISCELLANEOUS..................................................................
     Section 10.1  Further Assurances....................................................
     Section 10.2  Fees and Expenses.....................................................
     Section 10.3  Notices...............................................................
     Section 10.4  Governing Law.........................................................
     Section 10.5  Binding upon Successors and Assigns, Assignment.......................
     Section 10.6  Severability..........................................................
     Section 10.7  Entire Agreement......................................................
     Section 10.8  Amendment and Modification............................................
     Section 10.9  Extension; Waiver.....................................................
     Section 10.10 Construction of Agreement.............................................
     Section 10.11 Counterparts..........................................................
     Section 10.12 Gender and Certain Definitions........................................
     Section 10.13 Survival of Representations and Warranties............................
     Section 10.14 Effect of Due Diligence...............................................

Schedules to Agreement

AVEMCO Disclosure Schedule
HCCH Disclosure Schedule

Appendices to Agreement

Appendix A  -- Form of Certificate of Merger
Appendix B  -- Form of Affiliates' Agreement
Appendix C  -- Form of HCCH Affiliates' Agreement
Appendix D  -- Form of Opinion of Piper & Marbury L.L.P.
Appendix E  -- Form of Opinion of Thomas H. Chero
Appendix F  -- Form of Opinion of Winstead Sechrest & Minick P.C.

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

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 28th day of February, 1997 by and among HCC Insurance Holdings, Inc., a Delaware corporation ("HCCH"), Merger Sub #4, Inc., a Delaware corporation and a wholly owned subsidiary of HCCH ("Merger Sub"), and AVEMCO Corporation ("AVEMCO"), a Delaware corporation.

                                   RECITALS:

     A. The Boards of Directors of each of HCCH, Merger Sub and AVEMCO deem it desirable to merge Merger Sub into AVEMCO (the "Merger") with the result that AVEMCO shall become a wholly owned subsidiary of HCCH pursuant to the terms and conditions hereof and have approved the Merger in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL").

     B. It is the parties' mutual intent that the Merger constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitute a plan of reorganization thereunder.

     C. For accounting purposes, the Merger shall be accounted for as a pooling-of-interests.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms when capitalized have the meanings indicated, except as otherwise provided herein:

     "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

     "Agreement" shall mean this Agreement and Plan of Reorganization, including the Schedules and Appendices hereto, all as amended or otherwise modified from time-to-time.

     "AVEMCO Audited Financial Statements" shall mean the audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows, and the related notes thereto of AVEMCO as of and for the years ended December 31, 1993, 1994 and 1995.

     "AVEMCO Common Stock" means the shares of AVEMCO common stock, $.10 par value per share.

     "AVEMCO Financial Statements" shall mean the AVEMCO Audited Financial Statements and the AVEMCO Interim Financial Statements, if any, collectively.

     "AVEMCO Group" shall mean AVEMCO and any entity in which AVEMCO directly or indirectly owns at least 20% of its equity interest.

     "AVEMCO Incentive Stock Options" shall mean any and all outstanding qualified options granted to employees, officers and directors under the AVEMCO Incentive Stock Option Plan.

     "AVEMCO Insurer Subsidiaries" shall mean AVEMCO Insurance Company, U.S. Specialty Insurance Company and National Insurance Underwriters and any other Insurer Subsidiary of the AVEMCO Group.

     "AVEMCO Interim Financial Statement" shall mean the unaudited balance sheet and the related unaudited statements of income and cash flows of AVEMCO as of and for the nine-month period ended September 30, 1996.

     "AVEMCO Latest Balance Sheet" shall mean the most current balance sheet of AVEMCO included in the AVEMCO Financial Statements.

     "AVEMCO Nonstatutory Stock Options" shall mean any and all outstanding non-qualified options granted to employees, officers, directors and others under the AVEMCO Stock Option Plans.

     "AVEMCO Stock Options" shall mean the AVEMCO Nonstatutory Stock Options and the AVEMCO Incentive Stock Options.

     "AVEMCO Stock Option Plans" shall mean collectively AVEMCO's Nonstatutory Stock Option Plan adopted in 1990, AVEMCO's Incentive Stock Option Plan, which expired in December 1992 with respect to new grants, and any other AVEMCO stock option plan.

     "Average Market Price" shall mean the average of the daily closing prices of a share of HCCH Common Stock or AVEMCO Common Stock, as the case may be, on the NYSE as reported in The Wall Street Journal for any ten consecutive trading days (with respect to the right of termination described in Section 7.2(h)).

     "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, Code Section cafeteria plan benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans.

     "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which national banks or the NYSE is closed.

     "Closing Date" shall have the meaning ascribed to it in Section 2.1(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

     "Effective Date" shall have the meaning ascribed to it in Section 2.1(b) hereof.

     "Effective Time" shall have the meaning ascribed to it in Section 2.1(b) hereof.

     "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by any member of the AVEMCO Group or HCCH ERISA Affiliate, as the case may be, and (C) covers any employee or former employee of any such member.

     "Environmental Laws" shall have the meaning ascribed to it in Section 4.23

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     "Exchange Ratio" shall mean one-to-one (i.e., one share of HCCH Common Stock for each share of AVEMCO Common Stock).

     "HCCH Audited Financial Statements" shall mean the audited balance sheets, and the related statements of earnings, stockholders' equity and cash flows, and the related notes thereto of HCCH as of and for the years ended December 31, 1993, 1994 and 1995.

     "HCCH Balance Sheet" shall mean the most current balance sheet of HCCH included in the HCCH Financial Statements.

     "HCCH Common Stock" shall mean shares of the common stock of HCCH, $1.00 par value per share.

     "HCCH ERISA Affiliate" shall mean HCCH and any person treated, together with HCCH, as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

     "HCCH Financial Statements" shall mean the HCCH Audited Financial Statements and the HCCH Interim Financial Statements, if any, collectively.

     "HCCH Group" shall mean HCCH, Merger Sub and any entity in which HCCH directly or indirectly owns at least 20% of its equity interest.

     "HCCH Insurer Subsidiaries" shall mean Houston Casualty Company, Trafalgar Insurance Company, IMG Insurance Company Ltd., Houston Reinsurance Company Ltd. and any other Insurer Subsidiary of the HCCH Group.

     "HCCH Interim Financial Statements" shall mean the unaudited balance sheet, and the related unaudited statements of earnings and cash flows of HCCH as of and for the nine-month period ended September 30, 1996.

     "HCCH Stock Option Plans" shall mean HCCH's 1992 Incentive Stock Option Plan, HCCH's 1995 Flexible Incentive Plan, HCCH's 1994 and 1996 Non-Employee Director Stock Option Plans, and any other HCCH stock option plan.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HSR Report" shall mean the premerger notification and report form to be filed under the HSR Act.

     "Insurer Subsidiary" shall mean any subsidiary organized as a domestic insurer under the laws of the state or other jurisdiction of the United States.

     "IRS" shall mean the Internal Revenue Service.

     "Joint Proxy Statement" shall mean the proxy statement of AVEMCO to be included in the Registration Statement for the purpose of obtaining approval by the shareholders of AVEMCO of this Agreement and the proxy statement/prospectus of HCCH to be included in the Registration Statement for the purposes of obtaining approval by the shareholders of HCCH of this Agreement and offering the HCCH Common Stock to the AVEMCO shareholders upon consummation of the Merger.

     "Liens" shall mean pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

     "Material Adverse Effect" shall mean a quantifiable loss, cost or expense to or impact on the financial condition, results of operations, business or prospects of, with respect to the HCCH Group, at least $14,000,000 and, with respect to the AVEMCO Group, at least $4,000,000; provided, however, that a general economic decline or a decline experienced by the United States insurance industry generally (excluding catastrophic losses resulting from natural disasters) shall not constitute a Material Adverse Effect; and provided further that those acts, events or occurrences the effects or reasonably likely effects of which are not susceptible to being measured or reduced to a quantifiable loss, cost or expense, but which can nonetheless be demonstrated to have had or be reasonably likely to have a material negative impact on or to have caused or be reasonably likely to cause a material deterioration of the financial condition, results of operations, business or prospects of the party and its subsidiaries taken as a whole may nevertheless constitute a Material Adverse Effect with respect to such party and the absence of a quantifiable loss, cost or expense shall not preclude HCCH or AVEMCO from asserting that such acts or events or occurrences, individually or in the aggregate, have caused or resulted in or are reasonably likely to cause or result in such a Material Adverse Effect.

     "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

     "NYSE" means the New York Stock Exchange.

     "Permitted Liens" shall mean any mechanic's, worker's, materialmen's, operator's, or other liens arising as a matter of law in the ordinary course of business.

     "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Pre-Closing Periods" shall mean all Tax periods ending at or before the Effective Time and, with respect to any Tax period that includes but does not end at the Effective Time, the portion of such period that ends at and includes the Effective Time.

     "Registration Statement" shall mean the registration statement on Form S-4 to be filed by HCCH with the SEC for the purpose, among other things, of registering the HCCH Common Stock which will be issued to the holders of AVEMCO Common Stock upon consummation of the Merger.

     "Returns" shall mean all returns, reports, estimates, declarations and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

     "SAP" shall mean the accounting practices required or permitted by the National Association of Insurance Commissioners and the insurance regulatory authority in the state in which each Insurer Subsidiary is domiciled, as the case may be, consistently applied throughout the specified period and in the immediately prior comparable period.

     "SAP Statements" shall mean any annual statements, quarterly statements and other financial statements and presentations of any Insurer Subsidiary prepared in accordance with SAP and filed with or submitted to the insurance regulatory authority in the state in which such Insurer Subsidiary is domiciled on forms prescribed or permitted by such authority.

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC Documents" shall mean all reports, schedules, forms, statements and other documents filed with the SEC since January 1, 1994.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Special Meeting" shall have the meaning ascribed in Section 6.2 hereof.

     "Surviving Corporation" shall mean AVEMCO following the Effective Time.

     "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

     "Title IV Plan" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1 THE CLOSING. (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article VII hereof, at the offices of Winstead Sechrest & Minick P.C., 910 Travis, Suite 1700, Houston, Texas at 9:00 A.M. (Houston time) on a date (the "Closing Date") to be mutually agreed upon between the parties, or if no date has been agreed to, on the fifth business day after the last to occur of the conditions set forth in Article VII hereof (other than the delivery of officer's certificates or closing opinions). At the option of the parties, documents to be delivered at Closing may be delivered by facsimile transmission, and the delivery of the original documents shall be made on the first business day following the Closing Date.

     (b) At the Closing, the parties shall (i) deliver the documents, certificates and opinions required to be delivered by Article VII hereof, (ii) provide proof or indication of the satisfaction or waiver of each of the conditions set forth in Article VII hereof, (iii) cause the appropriate officers of AVEMCO and Merger Sub to execute and deliver the Certificate of Merger (in substantially the form attached as Appendix "A," the "Certificate of Merger") and (iv) consummate the Merger by causing to be filed the properly executed Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL. The Merger shall be effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time").

     SECTION 2.2 THE MERGER. Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into AVEMCO at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and AVEMCO shall be the Surviving Corporation and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 2.3 CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of HCCH, Merger Sub, AVEMCO or the Surviving Corporation, or any holder of any of the following securities:

     (i) each share of common stock of Merger Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock, $.10 par value per share, of the Surviving Corporation;

     (ii) each issued share of AVEMCO Common Stock that is held in treasury by AVEMCO or held by any subsidiary of AVEMCO shall be cancelled and no stock of HCCH or other consideration shall be delivered in exchange therefor;

     (iii) each share of AVEMCO Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive the Exchange Ratio of a fully paid and nonassessable share of HCCH Common Stock;

     As used herein, the "Merger Consideration" shall mean the rights of holders of AVEMCO Common Stock to receive HCCH Common Stock, or, in certain circumstances as set forth in Section 2.4 hereof, cash.

     (b) Upon conversion of the shares of AVEMCO Common Stock into the Merger Consideration in the manner described in Section 2.3(a)(iii) above, each record holder of issued and outstanding AVEMCO Common Stock immediately prior to the Effective Time shall have the right to receive a certificate representing such number of shares of HCCH Common Stock (rounded down to the nearest whole share) equal to the product of (A) the Exchange Ratio, and (B) the number of issued and outstanding shares of AVEMCO Common Stock of which such Person is the record holder immediately prior to the Effective Time.

     SECTION 2.4 EXCHANGE OF CERTIFICATES. (a) As of the Effective Date, HCCH shall deposit with KeyCorp Shareholder Services, Inc., or such company as may be designated by HCCH and reasonably acceptable to AVEMCO (the "Exchange Agent"), for the benefit of the holders of shares of AVEMCO Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of HCCH Common Stock (such shares of HCCH Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.3 in exchange for outstanding shares of AVEMCO Common Stock. Except as contemplated by Section 2.3, the Exchange Fund shall not be used for any other purpose. HCCH agrees to make available to the Exchange Agent, from time-to-time as needed, cash sufficient to pay cash in lieu of fractional shares.

     (b) As soon as reasonably practicable after the Effective Time, HCCH shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of AVEMCO Common Stock (the "Certificates") whose shares were converted into the right to receive shares of HCCH Common Stock pursuant to
Section 2.3, (i) a letter of
transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as HCCH may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HCCH Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to promptly receive in exchange therefor a certificate representing that number of shares of HCCH Common Stock (rounded down to the nearest whole share) which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of AVEMCO Common Stock then held by such holder under all such Certificates so surrendered and/or cash in lieu of fractional shares of HCCH Common Stock to which such holder is entitled pursuant to Section 2.3, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of AVEMCO Common Stock which is not registered in the transfer records of AVEMCO, a certificate representing the proper number of shares of HCCH Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such transfer shall pay any transfer or other taxes required by reason of the issuance of shares of HCCH Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of HCCH that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.4(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of HCCH Common Stock and cash in lieu of any fractional shares of HCCH Common Stock as contemplated by this
Section 2.4. No interest will be paid or will accrue on any cash payable pursuant to this Article II.

     (c) No dividends or other distributions with respect to HCCH Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HCCH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of HCCH Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HCCH Common Stock to which such holder is entitled pursuant to Section 2.4(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HCCH Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of HCCH Common Stock.

     (d) All shares of HCCH Common Stock issued upon the surrender for exchange of shares of AVEMCO Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4(c) or 2.4(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of AVEMCO Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of AVEMCO Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) (i) No certificates or scrip representing fractional shares of HCCH Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of HCCH.

         (ii) In lieu of the issuance of fractional shares of HCCH Common Stock, each holder of record of issued and outstanding shares of AVEMCO Common Stock, as of the Effective Time shall be entitled to receive a cash payment (without interest) (each a "Fractional Payment" and, collectively, the "Fractional Payments") equal to the fair market value of the fractional share of HCCH Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such cash payment, the fair market value of a fraction of a share of HCCH Common Stock shall be such fraction multiplied by the Average Market Price.

     (f) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered to HCCH, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to HCCH for payment of their claim for HCCH Common Stock, any cash in lieu of fractional shares of HCCH Common Stock, and any dividends or distributions with respect to HCCH Common Stock.

     (g) None of HCCH, Merger Sub, AVEMCO or the Exchange Agent shall be liable to any person in respect of any shares of HCCH Common Stock (or dividends or distributions with respect thereto) or cash that the Exchange Agent delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or HCCH, the posting by such person of a bond in such reasonable amount as the Surviving Corporation or HCCH may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of HCCH Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of HCCH Common Stock deliverable in respect thereof, pursuant to this Agreement.

     SECTION 2.5 STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of AVEMCO (or, if appropriate, any committee administering the AVEMCO Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following with respect to all options to purchase shares of AVEMCO Common Stock granted under the AVEMCO Stock Option Plans or otherwise ("Options") not exercised prior to the Closing Date:

          (i) adjust the terms of all such Options to purchase shares of AVEMCO Common Stock to provide that, at the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on substantially the same terms and conditions, as were applicable to such Option under the terms of such Option and the applicable AVEMCO Stock Option Plans, the same number of shares of HCCH Common Stock (rounded down to the nearest whole share) as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of AVEMCO Common Stock otherwise purchasable pursuant to such Option divided by (z) the number of shares of HCCH Common Stock deemed purchasable pursuant to such Option; provided, however, that
     (i) no certificate or scrip representing fractional shares of HCCH Common Stock shall be issued in respect of any Option as adjusted pursuant to this
     Section 2.5 and (ii) any such fractional share will not entitle the owner thereof to vote or to any rights of a shareholder of HCCH; provided, further, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Section 422 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and

          (ii) make such other changes to the AVEMCO Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of HCCH, which shall not be unreasonably withheld).

     (b) Any provisions in the AVEMCO Stock Option Plans providing for the issuance, transfer or grant of any capital stock of AVEMCO or any interest in respect of any capital stock of AVEMCO shall be deleted as of the Effective Time, and AVEMCO shall use commercially reasonable efforts to ensure that following the Effective Time no holder of an Option or any participant in any AVEMCO Stock Option Plan shall have any right thereunder to acquire any capital stock of AVEMCO, HCCH or the Surviving Corporation, except as contemplated in this Section 2.5.

     (c) As soon as practicable after the Effective Time, HCCH shall deliver to the holders of Options appropriate notices setting forth such holder's rights pursuant to the respective AVEMCO Stock Option Plans and the agreements evidencing the grants of such Options shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by this Section 2.5 after giving effect to the Merger). Except as otherwise provided in this Section 2.5, HCCH shall comply with the terms of the AVEMCO Stock Option Plans and ensure, to the extent required by, and subject to the provisions of such AVEMCO Stock Option Plans, that the Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

     (d) HCCH agrees to use commercially reasonable efforts to take such actions as are necessary for the conversion of the Options in accordance with this
Section 2.5, including:

          (i) the reservation, issuance and listing of HCCH Common Stock as is necessary to effectuate the transactions contemplated by Section 2.5;

          (ii) entering into such agreements as are necessary to assume such Options; and

          (iii) the filing of a registration statement or statements pursuant to
     Section 8.6 hereof, to facilitate the public sale of stock issuable upon the exercise of such Options.

     (e) A holder of an Option adjusted in accordance with this Section 2.5 may exercise such adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to HCCH, together with the consideration therefor and the federal withholding tax amount, if any, required in accordance with the related AVEMCO Stock Option Plans.

                                  ARTICLE III

                           THE SURVIVING CORPORATION

     SECTION 3.1 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by the DGCL.

     SECTION 3.2 BYLAWS. At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the DGCL.

     SECTION 3.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Merger Sub at the Effective Time shall become directors and the officers of the Surviving Corporation. Nothing in this Section 3.3 shall be construed to terminate or otherwise affect the status of any such officer or director as an employee of the Surviving Corporation.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF AVEMCO

     Except as disclosed in the disclosure schedule heretofore delivered by AVEMCO to HCCH which makes reference to this Agreement or in a document, exhibit or appendix filed with the SEC which has been filed on or before the date hereof and which has been delivered to HCCH on or before the date hereof (collectively referred to herein as the "AVEMCO Disclosure Schedule"), AVEMCO represents and warrants to HCCH as set forth below (it being agreed that the disclosure on the AVEMCO Disclosure Schedule of the existence of any document or fact or circumstance or situation relating to any representations, warranties, covenants or agreements in any section of this Agreement shall be automatically deemed to be disclosure of such document or fact or circumstance or situation for purposes of all other representations, warranties, covenants and agreements in this Agreement):

     SECTION 4.1 CORPORATE EXISTENCE, POWER AND DOCUMENTATION. Each member of the AVEMCO Group is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on AVEMCO. Each member of the AVEMCO Group is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on AVEMCO. AVEMCO has delivered to HCCH true and complete copies of the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Bylaws as currently in effect of AVEMCO and each other member of the AVEMCO Group. The minute books of each member of the AVEMCO Group contain, in all material respects, complete and accurate records of all corporate actions of the equity owners of the various entities and of the boards of directors or other governing bodies thereof, including committees of such boards or governing bodies. To the knowledge of AVEMCO, the stock transfer records of AVEMCO are maintained by its transfer agent and registrar and contain complete and accurate records of all issuances and redemptions of stock by AVEMCO. Except for outstanding AVEMCO Stock Options, neither AVEMCO nor any of its Affiliates' is a party to any agreement with respect to the capital stock of AVEMCO other than this Agreement.

     SECTION 4.2 RECIPROCAL EXCHANGE. Specialty Insurance Underwriters, Inc., a subsidiary of AVEMCO and a Missouri corporation, is the duly authorized attorney-in-fact of National Insurance Underwriters, a reciprocal insurance exchange organized under the laws of the State of Missouri. National Insurance Underwriters is under the control of the AVEMCO Group, but is not owned by the AVEMCO Group.

     SECTION 4.3 CORPORATE AUTHORIZATION. Subject to obtaining approval of the holders of not less than a majority of the outstanding AVEMCO Common Stock with respect to the Merger, AVEMCO has the requisite corporate power and authority to enter into this Agreement and the documents contemplated hereby and to consummate the transactions described herein and therein. The execution and delivery by AVEMCO of this Agreement and the documents contemplated hereby and the consummation by AVEMCO of the transactions described herein and therein have been duly authorized by all necessary corporate action on the part of AVEMCO, except for the affirmative vote of the holders of not less than a majority of the outstanding AVEMCO Common Stock with respect to the Merger. This Agreement and the documents contemplated hereby have been duly executed and delivered by AVEMCO and constitute, or upon execution and delivery will constitute, valid and binding obligations of AVEMCO, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity and except that the Merger may not be effected without the affirmative vote of the holders of not less than a majority of the outstanding AVEMCO Common Stock.

     SECTION 4.4 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by AVEMCO of this Agreement and the documents contemplated hereby and the consummation of the Merger by AVEMCO require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

          (a) the filing of a Certificate of Merger in accordance with the DGCL;

          (b) compliance with any applicable requirements of the HSR Act;

          (c) compliance with any applicable requirements of the Exchange Act;

          (d) compliance with any applicable foreign or state securities or "blue sky" laws and the rules and regulations of The NYSE;

          (e) compliance with any applicable requirements of the Missouri, California and Maryland or other insurance regulatory agency having authority over any member of the AVEMCO Group or the transactions described herein;

          (f) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not have a Material Adverse Effect on AVEMCO or the Surviving Corporation or (ii) would not materially adversely affect the ability of AVEMCO, HCCH or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

     SECTION 4.5 NON-CONTRAVENTION. The execution, delivery and performance by AVEMCO of this Agreement and the documents contemplated hereby and the consummation by AVEMCO of the transactions contemplated hereby and thereby do not and will not:

          (a) contravene or conflict with the certificate or articles of incorporation or Bylaws of any member of the AVEMCO Group;

          (b) assuming compliance with the matters referred to in Section 4.4 and assuming the requisite approval by the holders of AVEMCO Common Stock of the Merger and effectiveness of the Registration Statement, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to any member of the AVEMCO Group;

          (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon any member of the AVEMCO Group or any material license, franchise, permit or other similar authorization held by any member of the AVEMCO Group; or

          (d) result in the creation or imposition of any Lien on any material asset of any member of the AVEMCO Group.

except with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses, that in the aggregate would not reasonably be expected to have a Material Adverse Effect on AVEMCO.

     SECTION 4.6 CAPITALIZATION. The authorized, issued and outstanding capital stock of each member of the AVEMCO Group as of December 31, 1996 is set forth in the AVEMCO Disclosure Schedule. All outstanding shares of each member of the AVEMCO Group have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except for changes since December 31, 1996 resulting from the exercise of employee and director stock options and stock repurchases by AVEMCO, with respect to AVEMCO and each member of the AVEMCO Group, there are outstanding (i) no shares of capital stock or other voting securities, (ii) no securities convertible into or exchangeable for shares of its capital stock or voting securities, (iii) no options or other rights to acquire, and no obligation to issue, any capital stock, voting securities or securities convertible into or exchangeable for its capital stock or other voting securities, (iv) no obligations to repurchase, redeem or otherwise acquire any of its outstanding securities and (v) no contractual rights of any person or entity to include any such securities in any registration statement proposed to be filed under the Securities Act.

     SECTION 4.7  SUBSIDIARIES AND JOINT VENTURES.

     (a) For purposes of this Agreement, (i) "Subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity, and (ii) "Joint Venture" means, with respect to any entity, any corporation or organization (other than such entity and any Subsidiary thereof) of which such entity or any Subsidiary thereof is, directly or indirectly, the beneficial owner of 20% or more of any class of equity securities or equivalent profit participation interests.

     (b) The only Subsidiaries of AVEMCO are the members, other than AVEMCO, of the AVEMCO Group, and their respective jurisdictions of incorporation or organization and the ownership interest of AVEMCO or a Subsidiary of AVEMCO therein are identified in the schedules and filings that comprise the AVEMCO Disclosure Schedule. Other than such investments and investments in AVEMCO's investment portfolio reflected in the AVEMCO Latest Balance Sheet or arising thereafter in the ordinary course of business, neither AVEMCO nor any other member of the AVEMCO Group owns, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture, other Person or other entity.

     (c) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary that is or may be owned, directly or indirectly, by a member of the AVEMCO Group on the Effective Date and all of the outstanding stock of each member of the AVEMCO Group other than AVEMCO is owned, directly or indirectly by AVEMCO, free and clear of any material Lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law or this Agreement.

     SECTION 4.8  SEC AND NYSE FILINGS.

     (a) AVEMCO has since January 1, 1991 filed all forms, proxy statements, schedules, reports and other documents required to be filed by it with the SEC pursuant to the Exchange Act and with the NYSE pursuant to its rules and regulations.

     (b) AVEMCO has delivered, and will promptly deliver in the case of any of the following (collectively the "AVEMCO SEC Documents") filed with the SEC on or after the date hereof and prior to the Effective Date, to HCCH:

          (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1995 and 1994;

          (ii) its quarterly reports on Form 10-Q for its fiscal quarters ending March 31, June 30, and September 30, 1996;

          (iii) any current reports on Form 8-K since January 1, 1995 and its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of AVEMCO held since January 1, 1996; and

          (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1995. No other member of the AVEMCO Group is required to file any forms, reports or other documents with the SEC.

     (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) No registration statement, or amendment thereto, filed pursuant to the Securities Act, if declared effective by the SEC, as of the date such statement or amendment became effective or on the date such statement or amendment was supplemented, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.9 AVEMCO FINANCIAL STATEMENTS. The AVEMCO Financial Statements included in the AVEMCO SEC Documents have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior periods (except as may be indicated in the notes thereto), and present fairly the consolidated financial position of AVEMCO and its consolidated subsidiaries and the consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). To the knowledge of AVEMCO, the statements of income included in the AVEMCO Financial Statements do not contain any income or revenue realized from services that the Surviving Corporation would be prohibited or restricted from offering after the

Effective Time pursuant to any covenant or provision in any contract to which any member of the AVEMCO Group is a party.

     SECTION 4.10 NO UNDISCLOSED LIABILITIES. There are no liabilities of any member of the AVEMCO Group of any kind whatsoever that are, individually or in the aggregate, material to AVEMCO, other than:

     (a) liabilities disclosed or provided for in the AVEMCO Balance Sheet (including the notes thereto);

     (b) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1996 (the "AVEMCO Balance Sheet Date"); and

     (c) liabilities under this Agreement or as indicated in the schedules and filings that comprise the AVEMCO Disclosure Schedule.

     SECTION 4.11 SAP STATEMENTS. AVEMCO has delivered to HCCH true and complete copies of the following SAP Statements for the AVEMCO Insurer
Subsidiaries: SAP Statements for each AVEMCO Insurer Subsidiary for the years ended December 31, 1993, 1994 and 1995, and for the third quarter ended September 30, 1996, and the notes related thereto ("SAP Financial Statements"). Each of the SAP Financial Statements complied in all material respects with all applicable laws when so filed, all material deficiencies known to AVEMCO and each AVEMCO Insurer Subsidiary with respect to any such SAP Financial Statements have been cured or corrected. Each such SAP Financial Statement (and the notes related thereto) including without limitation each balance sheet and each of the statements of income, capital and surplus account, and cash flow contained in the respective SAP Financial Statement, was prepared in accordance with SAP, is true and complete in all material respects, and fairly presents the financial condition, assets and properties and liabilities of each AVEMCO Insurer Subsidiary as of the respective dates thereof, and the results of operations and changes in capital and surplus and in the cash flow of each such AVEMCO Insurer Subsidiary for and during the respective periods covered thereby. All reserves with respect to insurance written or assumed by each AVEMCO Insurer Subsidiary as established or reflected on such SAP Financial Statements were determined in accordance with generally accepted actuarial principles and practices and are in all material respects in accordance with the related insurance, coinsurance and reinsurance contracts of the AVEMCO Insurer Subsidiaries, and meet in all material respects the requirements of the insurance laws of the jurisdictions in which such contracts were issued or delivered.

     SECTION 4.12 ABSENCE OF CERTAIN CHANGES. Since the date of the AVEMCO Latest Balance Sheet, AVEMCO has, in all material respects, conducted its business in the ordinary course and there has not been:

          (a) any event or circumstance resulting in a Material Adverse Effect with respect to AVEMCO, or any event, occurrence or development of a state of circumstances or facts known to any member of the AVEMCO Group, which as of the date hereof could reasonably be expected to have a Material Adverse Effect on AVEMCO;

          (b) any action by any member of the AVEMCO Group which, if taken after the date hereof, would constitute a breach of any provision of Sections 6.3 or 6.5;

          (c) any damage, destruction or other property or casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities, earnings or prospects of AVEMCO or any other member of the AVEMCO Group which, individually or in the aggregate, has had or would have a Material Adverse Effect on AVEMCO or any other member of the AVEMCO Group;

          (d) any amendment, termination or waiver by AVEMCO or any other member of the AVEMCO Group of any material right under any agreement, contract or other written commitment to which it is a party or by which it is bound and which is required to be disclosed in the schedule delivered pursuant to
     Section 4.17;

          (e) any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of AVEMCO or any other member of the AVEMCO Group;

          (f) any (i) grant of any severance or termination pay to any director, officer or, other than in the ordinary course of business consistent with past practice, any employee of AVEMCO or any other member of the AVEMCO Group or (ii) increase in benefits payable to any director, officer or, other than in the ordinary course of business consistent with past practice, any employee under any existing severance or termination pay policies or employment agreements;

          (g) any new or amendment to or alteration of any existing bonus, incentive, compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by AVEMCO or any other member of the AVEMCO Group, excluding individual actions with respect to non-officer employees in the ordinary course of business consistent with past practice;

          (h) other than in the ordinary course of business consistent with past practice, the cancellation, waiver, release or other compromise of any material debt, claim or right;

          (i) any change in any accounting principle or practice or method or application thereof;

          (j) the termination, lapse, suspension, revocation of, amendment of, limitation upon, disposal of or failure to renew any license or permit necessary for the operation of the business of AVEMCO or any other member of the AVEMCO Group which would be material to AVEMCO and the other members of the AVEMCO Group as a whole;

          (k) any transaction other than on an arm's-length basis;

          (l) other than in the ordinary course of business consistent with past practice, any change in any underwriting, actuarial, investment, or financial reporting practice or policy followed by AVEMCO or any AVEMCO Insurer Subsidiary or method or application thereof, or any assumption underlying such principle, practice or policy;

          (m) other than in the ordinary course of business consistent with past practice, any termination, amendment, or execution by any Insurer Subsidiary of any reinsurance, coinsurance or similar contract or treaty, as ceding or assuming insurer;

          (n) any sale, transfer, or conveyance of Assets or Properties of any AVEMCO Insurer Subsidiary (other than investment securities) with an individual book value or with any aggregate book value in excess of $250,000;

          (o) any purchase of any investment securities by any AVEMCO Insurer Subsidiary other than purchases of investment grade, tax exempt fixed income securities, commercial paper or cash equivalents since the date of this Agreement.

     SECTION 4.13 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or, to the knowledge of AVEMCO, overtly threatened against AVEMCO or any other member of the AVEMCO Group or any of their assets or against or involving any of their officers, directors or employees in connection with the business or affairs of AVEMCO or any other member of the AVEMCO Group, including, without limitation, any such claims for indemnification arising under any agreement to which AVEMCO or any other member of the AVEMCO Group is a party, other than claims in the ordinary course of business with respect to which an AVEMCO Insurer Subsidiary provides or has provided indemnification, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AVEMCO. Neither AVEMCO nor any other member of the AVEMCO Group is subject, or in default with respect, to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AVEMCO.

     SECTION 4.14 ACCOUNTING MATTERS. Neither AVEMCO nor any other member of the AVEMCO Group or an Affiliate thereof has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by HCCH or any of its Affiliates') would prevent HCCH from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

     SECTION 4.15  TAXES.

     (a) Each member of the AVEMCO Group (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise, accrued on the AVEMCO Financial Statements, all Taxes, and there are no material tax deficiencies claimed in writing by any Taxing authority and received by a member of the AVEMCO Group that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time. The AVEMCO Disclosure Schedule sets forth those tax returns of each member of the AVEMCO Group (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

     (b) There are no material Taxes, interest, penalties, assessments or deficiencies claimed in writing by any Taxing authority and received by any member of the AVEMCO Group to be due in respect of any tax returns filed by any member of the AVEMCO Group (or any predecessor corporations). Neither any member of the AVEMCO Group nor any predecessor corporation, has executed or filed with the IRS or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

     (c) (i) No member of the AVEMCO Group is a party to any agreement, plan, contract or arrangement that could result in the payment of any amount of compensation the deduction of which would be prohibited pursuant to Section 162(m) of the Code.

         (ii) No member of the AVEMCO Group is a party to any agreement, plan, contract or arrangement that could result in the payment of any amount of compensation the deduction of which would be prohibited pursuant to Section 280G of the Code.

         (iii) There are no Tax liens (other than for current Taxes not yet due and payable) upon the assets of any member of the AVEMCO Group.

         (iv) All material Taxes that the AVEMCO Group is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

         (v) The AVEMCO Disclosure Schedule sets forth (A) the taxable years of each member of the AVEMCO Group as to which the respective statutes of limitations (as defined in Code Section 6501(a) without application of exceptions contained in other provisions of Code Section 6501) with respect to Taxes (limited, however, to Taxes imposed by the Code) have not expired, and (B) with respect to such taxable years, those years for which examinations have not been completed, those years for which examinations are currently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. The AVEMCO Disclosure Schedule lists each state in which any member of the AVEMCO Group has, at any time within the three-year period ending on the date hereof, filed a Return.

         (vi) All Tax deficiencies which have been claimed, proposed or asserted against any member of the AVEMCO Group have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles to the same or a similar factual situation or practice, can be expected to result in the proposal or assertion of a material Tax deficiency for any other year not so examined.

         (vii) Since 1990, no member of the AVEMCO Group has ever been a member of an affiliated group (used herein as defined in Section 1504 of the Code) other than an affiliated group of which AVEMCO is the parent corporation.

         (viii) No member of the AVEMCO Group has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a tax-free reorganization within the meaning of
Section 368(a) of the Code.

         (ix) Since 1990, no member of the AVEMCO Group is (or has ever been) a party to any tax sharing agreement that includes a party other than AVEMCO and its subsidiaries nor has any such member assumed the tax liability of any other person under contract.

     SECTION 4.16  EMPLOYEE BENEFIT PLANS, ERISA.

     (a) To the knowledge of AVEMCO, neither AVEMCO nor any other member of the AVEMCO Group is a party to any oral or written (i) employment, severance, collective bargaining or consulting agreement not terminable on 90 days' or less notice, (ii) agreement with any executive officer or other key employee of AVEMCO or any other member of the AVEMCO Group (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving AVEMCO or any other member of the AVEMCO Group of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (iv) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated, other than pursuant to
Section 2.5 above, on the basis of any of the transactions contemplated by this Agreement.

     (b) The AVEMCO Disclosure Schedule lists each Employee Plan that each member of the AVEMCO Group maintains, administers, contributes to, or has any contingent liability with respect thereto. AVEMCO has provided a true and complete copy to HCCH of each such Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto, together with (i) the three most recent annual reports, if any, prepared in connection with each such Employee Plan (Form 5500 including, if applicable, Schedule B thereto); (ii) the most recent actuarial report, if any, and trust financial statement prepared in connection with each Employee Plan;
(iii) to the knowledge of AVEMCO, all material communications concerning each Employee Plan received from or sent to the IRS or the Department of Labor ("DOL") within the last two years (including a written description of any material oral communications relating to the IRS Voluntary Compliance Resolution or Closing Agreement Programs); (iv) the most recent IRS determination letter with respect to each Employee Plan and the most recent application for a determination letter, both as applicable; (v) all insurance contracts or other funding arrangements, currently in force; and (vi) an actuarial study of any post-employment life or medical benefits provided, if any. Each Employee Plan has been maintained and administered in material compliance with its terms and with the requirements (including reporting requirements if any) prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan.

     (c) The AVEMCO Disclosure Schedule identifies each Benefit Arrangement that each member of the AVEMCO Group maintains, administers, contributes to, or to the knowledge of AVEMCO has any contingent liability with respect thereto. AVEMCO has furnished to HCCH copies or descriptions of each Benefit Arrangement and any of the information set forth in Section 4.16(b) applicable to any such Benefit Arrangement.

     (d) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Each Benefit Arrangement has been maintained and administered in material compliance with its terms and with the requirements (including reporting requirements, if any) prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement. To the knowledge of AVEMCO, no member of the AVEMCO Group has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

     (e) To the knowledge of AVEMCO, no Employee Plan or Benefit Arrangement is currently subject to an audit or other investigation by the IRS, the DOL, the Pension Benefit Guaranty Corporation or any other governmental agency or office nor is any such Employee Plan or Benefit Arrangement subject to any lawsuits or legal proceedings of any kind or to any pending disputed material claims by employees or beneficiaries covered under any such Employee Plan or Benefit Arrangement or by any other parties.

     (f) To the knowledge of AVEMCO, no "prohibited transaction," as defined in
Section 406 of ERISA or Section 4975 of the Code, resulting in liability to AVEMCO, or any other member of the AVEMCO Group has occurred with respect to any Employee Plan.

     (g) No current or former member of the AVEMCO Group, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan."

     (h) No member of the AVEMCO Group has any knowledge that the qualified status of any Employee Plan listed on the AVEMCO Disclosure Schedule or the tax exempt status of each trust created thereunder is jeopardized.

     (i) To the knowledge of AVEMCO, full payment has been made of all amounts which any member of the AVEMCO Group is or has been required to have made as contributions to or benefits due under any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

     (j) To the knowledge of AVEMCO, no member of the AVEMCO Group has any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, except as required to avoid excise tax under Section 4980B of the Code or to avoid a violation of
Section 601 of ERISA, relating to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

     (k) To the knowledge of AVEMCO, all group health plans (as defined in Code
Section 5000(b)(1)) of any member of the AVEMCO Group have at all times materially complied with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and the regulations promulgated thereunder. Further, no Employee Plan provides health, medical, death or survivor benefits to any shareholders or directors who are not employees, former employees or beneficiaries thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and there are no claims by terminated employees with respect thereto.

     (l) To the knowledge of AVEMCO, no employee or former employee, officer or director of any member of the AVEMCO Group is or will, on or after the date of this Agreement, become entitled to receive any award under discretionary or other bonus plans of any member of the AVEMCO Group.

     SECTION 4.17  MATERIAL AGREEMENTS.

     (a) The AVEMCO Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases (other than AVEMCO Property Leases, as hereinafter defined), and instruments to which any member of the AVEMCO Group is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $250,000 per annum, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any officer, director or employee of any member of the AVEMCO Group, whether written or oral, but exclusive of contracts, agreements, leases and instruments (i) terminable without penalty upon 90 days' or less prior written notice to the other party or parties thereto or (ii) relating to insurance or reinsurance policies issued or investments made in the ordinary course of business (the "Material AVEMCO Agreements").

     (b) No member of the AVEMCO Group nor, to the knowledge of AVEMCO, any other party is in default under any Material AVEMCO Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material AVEMCO Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of any member of the AVEMCO Group which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect on AVEMCO.

     (c) To the knowledge of AVEMCO, each such Material AVEMCO Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material AVEMCO Agreement. No party to a Material AVEMCO Agreement has advised any member of the AVEMCO Group that it intends either to terminate a Material AVEMCO Agreement or to refuse to renew a Material AVEMCO Agreement upon the expiration of the term thereof.

     (d) No member of the AVEMCO Group is, to its knowledge, in violation of, or in default with respect to, any term of its Articles or Certificate of Incorporation, as the case may be, or Bylaws.

     SECTION 4.18 PROPERTIES AND LEASES. (a) All of the properties and assets which are owned by any member of the AVEMCO Group are owned by each of them, respectively, free and clear of any material Lien. Each member of the AVEMCO Group has good and indefeasible title with respect to such owned properties and assets subject to no material Liens, other than those permitted under this
Section 4.18, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect on AVEMCO.

     (b) With respect to each lease of any real property, or a material amount of other personal property, to which a member of the AVEMCO Group is a party (the "AVEMCO Property Leases"), to AVEMCO's knowledge, (i) such member of the AVEMCO Group has a valid leasehold interest in such real property or personal property; (ii) such lease is in full force and effect in accordance with its terms; (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that with notice or lapse of time or both would constitute a material default) under such lease;
(vi) such member of the AVEMCO Group has not violated any of the material terms or conditions under any such lease and there has been no (A) material condition or covenant to be observed or performed by any other party under any such lease that has not been fully observed and performed and (B) in the case of each lease concerning demised premises subleased to any member of the AVEMCO Group, material condition or covenant to be observed or performed by any other party thereto that has not been fully observed and performed and there does not exist any event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under any such lease; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of any such lease.

     (c) The AVEMCO Disclosure Schedule contains a list of all real property owned by members of the AVEMCO Group and a list of all leases to which the members of the AVEMCO Group are parties.

     SECTION 4.19 CONDITION OF AVEMCO'S ASSETS. All of the tangible assets of the AVEMCO Group which are being used in the business of the AVEMCO Group are currently in good and usable condition, ordinary wear and tear excepted. There are no defects in such assets or other conditions that have or would be reasonably likely to have a Material Adverse Effect on AVEMCO.

     SECTION 4.20 VOTING REQUIREMENTS. The affirmative vote of a majority of the outstanding shares of AVEMCO Common Stock entitled to vote on the Merger is the only vote of the holders of any class or series of AVEMCO's capital stock necessary to approve this Agreement and the transactions described herein.

     SECTION 4.21 SUPPLIERS AND CUSTOMERS. To the knowledge of AVEMCO except as would not have a Material Adverse Effect on AVEMCO, (a) no supplier providing products, materials or services to any member of the AVEMCO Group intends to cease providing such products, materials or services to any member of the AVEMCO Group or to limit or reduce such sales to any member of the AVEMCO Group or alter the terms or conditions of any such sales and (b) no customer of any member of the AVEMCO Group intends to terminate, limit or reduce its or their business relations with any member of the AVEMCO Group. Gross written premiums by the AVEMCO Insurer Subsidiaries have not declined, in the aggregate, by more than 5% in any fiscal quarter of 1997 when compared to the same fiscal quarter of 1996, nor have the gross written premiums by any member of the AVEMCO Group producing insurance premiums declined, in the aggregate, by more than 5% over any such comparative period.

     SECTION 4.22 EMPLOYEE MATTERS. (a) The AVEMCO Disclosure Schedule sets forth the name, title, current annual compensation rate (including bonus and commissions), current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each officer of each member of the AVEMCO Group as of January 1, 1997. Copies of organizational charts, any employee handbook(s), and any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended, have been provided to HCCH.

     (b) Each of the following is true with respect to the AVEMCO Group:

          (i) each such member is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any material unfair labor practice within the meaning of
     Section 8 of the National Labor Relations Act, and there is no proceeding pending or threatened or any investigation pending or threatened against it relating to any thereof;

          (ii) no member of the AVEMCO Group is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by a member of the AVEMCO Group nor does AVEMCO know of any efforts being made to unionize any of such employees; and

          (iii) to the knowledge of AVEMCO, there are no charges of, formal, informal or internal complaints of, or proceedings involving, discrimination or harassment (including without limitation discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or threatened, nor, to the knowledge of AVEMCO, is there any investigation pending or threatened, including without limitation investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court, with respect to any such member.

     SECTION 4.23  ENVIRONMENTAL MATTERS.

     (a) For the purposes of this Agreement, the following terms have the following meanings:

          "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances (as hereinafter defined) or wastes into the environment or otherwise relating to the processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof or relating to the presence of asbestos or presumed asbestos containing material in any building or other structure.

          "Environmental Liabilities" shall mean all liabilities, whether vested, or unvested, contingent or fixed, actual or potential, which (i) arise under Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

          "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics that are regulated under the Environmental Laws, including but not limited to, asbestos.

          "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

     (b) Each member of the AVEMCO Group possesses all necessary licenses, permits and other approvals and authorizations that are required under, and is, and at all times in the past has been in material compliance with all Environmental Laws.

     (c) No notice, notification, demand, request for information, citation, summons, complaint or order has been received by any member of the AVEMCO Group and to the knowledge of AVEMCO, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or has been threatened by any governmental entity or other party, with respect to any (i) alleged violation of any Environmental Law by any member of the AVEMCO Group or any person or entity whose liability any member of the AVEMCO Group has or may have retained or assumed, (ii) alleged failure to have any environmental permit, certificate, license, approval, registration or authorization required under the Environmental Laws in connection with the conduct of the business of any member of the AVEMCO Group, or any person or entity whose liability any member of the AVEMCO Group has or may have retained or assumed, or (iii) Regulated Activity involving any member of the AVEMCO Group, or any person or entity whose liability any member of the AVEMCO Group has or may have retained or assumed.

     (d) To the knowledge of AVEMCO, no member of the AVEMCO Group has any material Environmental Liabilities and there have been no material releases of Hazardous Substances into the environment by any member of the AVEMCO Group except in material compliance with applicable Environmental Laws, or, to AVEMCO's knowledge, with respect to any of their respective properties which has had, or would reasonably be expected to have, a Material Adverse Effect on AVEMCO.

     (e) To the knowledge of AVEMCO, there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by any member of the AVEMCO Group and, to AVEMCO's knowledge, there were no such disposal sites located on or under the real estate previously owned, leased or used by any member of the AVEMCO Group on the date of the sale thereof by any member of the AVEMCO Group or during the period of lease for use by any member of the AVEMCO Group.

     (f) Except in the ordinary course of business, and in all cases in material compliance with Environmental Laws, no member of the AVEMCO Group has engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf.

     (g) AVEMCO Group has delivered to HCCH or otherwise made available for inspection by HCCH true, complete, and correct copies of any material reports, studies, analyses, tests or monitoring in its possession or control pertaining to the environmental condition of any property currently or formerly owned, operated or leased by any member of the AVEMCO Group any other person or entity whose liability any member of the AVEMCO Group may have retained or assumed, or pertaining to any member of the AVEMCO Group's compliance with Environmental Laws.

     SECTION 4.24 COMPLIANCE WITH LAW; PERMITS. Other than compliance with Environmental Laws and except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AVEMCO, (a) the operations and activities of each member of the AVEMCO Group comply with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority, and (b) each member of the AVEMCO Group possesses all governmental licenses, certificates of authority, permits and other governmental authorizations that are (i) required under all federal, state and local laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, certificates of authority, permits and authorizations are in full force and effect and have been and are being fully complied with by it. No member of the AVEMCO Group has received any notice of any violation of any of the terms and conditions of any such license, certificate of authority, permit or authorization and no facts or circumstances exist that would form the reasonable basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. To the knowledge of AVEMCO, no such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement.

     SECTION 4.25 INTERESTS IN CLIENTS, SUPPLIERS, ETC. To AVEMCO's knowledge, no officer or director of any member of the AVEMCO Group possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation or business organization that is a supplier, customer, lessor, lessee, or competitor or potential competitor of the AVEMCO Group or that has entered into any material contract with any member of the AVEMCO Group. Ownership of less than 1% of any class of securities of a company whose securities are registered under the Exchange Act will not be deemed to be a financial interest for purposes of this Section 4.25.

     SECTION 4.26 TRANSACTIONS WITH RELATED PARTIES. (a) The AVEMCO Disclosure Schedule lists all transactions between January 1, 1995 and the date of this Agreement involving or for the benefit of any member of the AVEMCO Group, on the one hand, and any director or officer of any member of the AVEMCO Group or Affiliate of such director or officer, on the other hand, including (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) agreements relating to employment currently in effect and (iv) purchases or sales of products or services.

     (b) Except with respect to claims pursuant to Employee Plans and wages, salaries, commissions and bonuses, the AVEMCO Disclosure Schedule lists (i) all agreements and claims of any nature that any officer or director of any member of the AVEMCO Group or any Affiliate (other than another member of the AVEMCO Group) of such officer or director has with or against any member of the AVEMCO Group as of the date of this Agreement that are not identified on the AVEMCO Latest Balance Sheet and (ii) all agreements and claims of any nature that any member of the AVEMCO Group has with or against any officer or director of any member of the AVEMCO Group or any Affiliate (other than another member of the AVEMCO Group) of such officer or director as of the date of this Agreement that are not identified on the AVEMCO Latest Balance Sheet.

     SECTION 4.27 STATEMENTS ARE TRUE AND CORRECT. None of the information that has been or will be supplied by the AVEMCO Group included in (i) the Registration Statement to be filed by HCCH with the SEC in connection with the HCCH Common Stock to be issued in the Merger, (ii) the Joint Proxy Statement to be mailed to the shareholders of AVEMCO and HCCH in connection with the shareholders meetings, and (iii) any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and, with respect to the Joint Proxy Statement, when first mailed to the shareholders of AVEMCO and HCCH, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the AVEMCO shareholders' meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that AVEMCO is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will comply in all material respects with the provisions of applicable law.

     SECTION 4.28 BROKER'S AND OTHER FEES. No agent, broker, Person or firm acting on behalf of AVEMCO is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein, except fees to Alex. Brown & Sons Incorporated to be paid by AVEMCO that are disclosed in the AVEMCO Disclosure Schedule. Fees and expenses to Alex. Brown & Sons Incorporated and to AVEMCO's attorneys and accountants in connection with the transactions contemplated hereunder will not exceed, in the aggregate $2,700,000, including all costs and expenses.

     SECTION 4.29 TRADEMARKS, TRADENAMES, ETC. Each member of the AVEMCO Group owns or possesses, or holds a valid right or license to use, all intellectual property, patents, trademarks, tradenames, service marks, copyrights and licenses, and all rights with respect to the foregoing (collectively the "IP Rights"), necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

     SECTION 4.30 DISCLOSURE. (a) No representation or warranty by AVEMCO in this Agreement and no statement contained in the schedules or exhibits or in any certificate to be delivered pursuant to this Agreement, or in the AVEMCO Disclosure Schedule, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     (b) HCCH has been furnished with, or given access to, complete and correct copies of all agreements, instruments and documents, together with any amendments or supplements thereto, set forth on, or underlying a disclosure set forth on, the AVEMCO Disclosure Schedule. The AVEMCO Disclosure Schedule is complete and correct in all material respects.

     SECTION 4.31 OPINION OF FINANCIAL ADVISOR. The financial advisor of AVEMCO, Alex. Brown & Sons Incorporated, has delivered to AVEMCO an opinion dated within five days before the date of this Agreement to the effect that as of such date the Exchange Ratio is fair from a financial point of view to AVEMCO's shareholders.

     SECTION 4.32 INSURANCE ISSUED BY AVEMCO INSURER SUBSIDIARIES. To AVEMCO's knowledge:

          (a) all material insurance contract benefits payable by the AVEMCO Insurer Subsidiaries and by any other Person that is a party to or bound by any reinsurance, coinsurance or other similar contract with such AVEMCO Insurer Subsidiaries, have in all material respects been paid or are in the course of settlement in accordance with the terms of the insurance, reinsurance or coinsurance contracts under which they arose, except for such benefits which the AVEMCO Insurer Subsidiaries reasonably believe there is a reasonable basis to contest payment;

          (b) no material outstanding insurance contract issued, reinsured, underwritten or assumed by any AVEMCO Insurer Subsidiary entitles the holder thereof or any other Person to receive dividends, distributions or other benefits based upon the revenues or earnings of such AVEMCO Insurer Subsidiary or any other Person;

          (c) the underwriting standards utilized and ratings applied by the AVEMCO Insurer Subsidiaries and by any other Person that is a party to or bound by any insurance, reinsurance, coinsurance or other similar contract with any of the AVEMCO Insurer Subsidiaries conform as to such contracts in all material respects to the standards and ratings required pursuant to the terms of the respective insurance, reinsurance, coinsurance or other similar contracts;

          (d) all amounts to which each AVEMCO Insurer Subsidiary is entitled under reinsurance, coinsurance or similar contracts (including without limitation amounts based on paid and unpaid losses) are fully collectible, in accordance with the terms of such contracts; and

          (e) each insurance agent, broker, producer, or representative, at the time such Person wrote, sold, or produced business for any AVEMCO Insurer Subsidiary, was duly licensed under state insurance laws for the type of business written, sold or produced by such Person in the particular jurisdiction in which such Person wrote, sold or produced such business for the AVEMCO Insurer Subsidiary.

     SECTION 4.33 EXAMINATION REPORTS. AVEMCO has delivered to HCCH copies of the most recent examination reports, including related management letters, of each of the AVEMCO Insurer Subsidiaries conducted by any state insurance department examiners, and reflecting the results of the most recent examinations of the affairs of such AVEMCO Insurer Subsidiaries, and will furnish promptly to HCCH any additional such reports or drafts of such reports received by AVEMCO or any AVEMCO Insurer Subsidiary prior to Closing. All material deficiencies or violations noted in such examination reports for the periods examined have either been resolved or are being resolved to the satisfaction of or accepted by the insurance regulatory authorities of the states conducting such examinations, without any enforcement action taken against any such AVEMCO Insurer Subsidiary. There are no examinations by any state insurance department examiners in progress at any AVEMCO Insurer Subsidiary, nor, to the knowledge of AVEMCO, pending or scheduled with respect to any AVEMCO Insurer Subsidiary.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF HCCH AND MERGER SUB

     Except as disclosed in the disclosure schedule heretofore delivered by HCCH to AVEMCO which makes reference to this Agreement or in a document, exhibit or appendix filed with the SEC which has been filed on or before the date hereof (collectively referred to herein as the "HCCH Disclosure Schedule") which has been delivered to AVEMCO on or before the date hereof, each of HCCH and Merger Sub, jointly and severally, represents and warrants to AVEMCO as set forth below (it being agreed that the disclosure on the HCCH Disclosure Schedule of the existence of any document or fact or circumstance or situation relating to any representations, warranties, covenants or agreements in any section of this Agreement shall be automatically deemed to be disclosure of such document or fact or circumstance or situation for purposes of all other representations, warranties, covenants and agreements in this Agreement):

     SECTION 5.1 CORPORATE EXISTENCE, POWER AND DOCUMENTATION. Each member of the HCCH Group is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on HCCH. Each member of the HCCH Group is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on HCCH. HCCH has delivered to AVEMCO true and complete copies of HCCH's and Merger Sub's Certificate of Incorporation and Bylaws, each as currently in effect.

     SECTION 5.2 CORPORATE AUTHORIZATION. Subject to obtaining approval of the holders of not less than a majority of the HCCH Common Stock present in person or by proxy at a meeting at which holders of at least 50% of the outstanding HCCH Common Stock entitled to vote with respect to the Merger are present in person or by proxy (the "Required Vote"), the execution, delivery and performance by HCCH and Merger Sub of this Agreement and the documents contemplated hereby and the consummation by HCCH and Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of HCCH and Merger Sub and have been duly authorized by all necessary corporate action, except for the Required Vote. This Agreement and the documents contemplated hereby have been duly executed and delivered by HCCH or Merger Sub and constitute, or upon execution and delivery will constitute, valid and binding obligations of HCCH and Merger Sub, respectively, enforceable in each case against each in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity and except that the Merger may not be effected without the Required Vote.

     SECTION 5.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by HCCH and Merger Sub of this Agreement and the documents contemplated hereby and the consummation of the Merger by HCCH and Merger Sub, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

          (a) the filing of the Certificate of Merger in accordance with the DGCL;

          (b) compliance with any applicable requirements of the HSR Act;

          (c) compliance with any applicable requirements of the Exchange Act;

          (d) compliance with any applicable requirements of the Securities Act;

          (e) compliance with any applicable foreign or state securities or "blue sky" laws and the rules and regulations of the NYSE;

          (f) compliance with any applicable requirements of the California, Missouri, Maryland, or other insurance regulatory agency having authority over HCCH or the transactions described herein; and

          (g) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not have a Material Adverse Effect on HCCH or (ii) would not materially adversely affect the ability of the AVEMCO Group, HCCH or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

     SECTION 5.4 NON-CONTRAVENTION. The execution, delivery and performance by HCCH and Merger Sub of this Agreement and the documents contemplated hereby and the consummation by HCCH and Merger Sub of the transactions contemplated hereby and thereby do not and will not:

          (a) contravene or conflict with the Certificates of Incorporation or Bylaws of HCCH or Merger Sub;

          (b) assuming compliance with the matters referred to in Section 5.3 and assuming the requisite approval by the holders of HCCH Common Stock of the Merger and subject to obtaining clearance under the HSR Act and effectiveness of the Registration Statement, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to any member of the HCCH Group;

          (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon any member of the HCCH Group or any material license, franchise, permit or other similar authorization held by any member of the HCCH Group; or

          (d) result in the creation or imposition of any Lien on any material asset of any member of the HCCH Group,

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on HCCH.

     SECTION 5.5  CAPITALIZATION OF HCCH.

     (a) The authorized capital stock of HCCH consists of 100,000,000 shares of HCCH Common Stock. As of December 31, 1996, there were 35,850,832 shares of HCCH Common Stock issued and outstanding. All outstanding shares of HCCH Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as otherwise contemplated by this Agreement, and except for changes since December 31, 1996 resulting from the exercise of employee and director stock options, there are outstanding (i) no shares of capital stock or other voting securities, (ii) no securities convertible into or exchangeable for shares of its capital stock or voting securities (iii) no options or other rights to acquire and no obligation to issue, any capital stock, voting securities or securities convertible into or exchangeable for its capital stock or other voting securities, (iv) no obligations to repurchase, redeem or otherwise acquire any of its outstanding securities, and (v) no contractual rights of any person or entity to include any such securities in any registration statement proposed to be filed under the Securities Act.

     (b) All shares of HCCH Common Stock issued in the Merger and the shares issuable upon exercise of options issued under the AVEMCO Stock Option Plans shall, upon issuance, be duly authorized and fully paid, validly issued and nonassessable and free from any preemptive rights. HCCH has reserved sufficient shares of HCCH Common Stock for issuance pursuant to the Merger.

     SECTION 5.6 ORGANIZATION AND CAPITALIZATION OF MERGER SUB. The authorized capital stock of Merger Sub consists of 3,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding. All the issued and outstanding capital stock of Merger Sub is owned by HCCH. Merger Sub has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.

     SECTION 5.7  SUBSIDIARIES AND JOINT VENTURES.

     (a) All Subsidiaries and Joint Ventures of HCCH which constitute significant subsidiaries under applicable SEC rules and regulations ("HCCH Subsidiaries") and their respective jurisdictions of incorporation or organization and HCCH's ownership interest therein are identified in the schedules and filings that comprise the HCCH Disclosure Schedule. Other than its investments in its Subsidiaries and Joint Ventures, and shares of stock in publicly held companies aggregating less than 10% of such public company's outstanding stock, HCCH does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture or other entity.

     (b) All of the outstanding capital stock of, or other ownership interests in, each HCCH Subsidiary that is owned by any member of the HCCH Group on the Effective Time, directly or indirectly, and all of the outstanding stock of each member of the HCCH Group other than HCCH, is owned directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities or equity interests (collectively, "HCCH Subsidiary Securities") of any HCCH Subsidiary.

     SECTION 5.8  SEC AND NYSE FILINGS.

     (a) HCCH has since October 28, 1992 filed all forms, proxy statements, schedules, reports and other documents required to be filed by it with the SEC pursuant to the Exchange Act and with the NYSE pursuant to its rules and regulations.

     (b) HCCH has delivered, and will promptly deliver in the case of any of the following (collectively, the "HCCH SEC Documents") filed with the SEC on or after the date hereof and prior to the Effective Date, to AVEMCO:

          (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1995 and 1994;

          (ii) its quarterly reports on Form 10-Q for its fiscal quarters ending March 31, June 30, and September 30, 1996;

          (iii) any current reports on Form 8-K since January 1, 1995 and its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of HCCH held since January 1, 1996; and

          (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1995. No other member of the HCCH Group is required to file any forms, reports or other documents with the SEC.

     (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) No registration statement, or any amendment thereto, filed pursuant to the Securities Act, if declared effective by the SEC, as of the date such statement or amendment became effective or on the date such statement or amendment was supplemented, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 5.9 FINANCIAL STATEMENTS. The HCCH Financial Statements included in the HCCH SEC Documents have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis with prior periods (except as may be indicated in the notes thereto), and present fairly the consolidated financial position of HCCH and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements).

     SECTION 5.10 NO UNDISCLOSED LIABILITIES. There are no liabilities of any member of the HCCH Group of any kind whatsoever that are, individually or in the aggregate, material to HCCH other than:

          (a) liabilities disclosed or provided for in the HCCH Balance Sheet (including the notes thereto);

          (b) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1996 (the "HCCH Balance Sheet Date"); and

          (c) liabilities under this Agreement or as indicated in the schedules and filings that comprise the HCCH Disclosure Schedule.

     SECTION 5.11 SAP STATEMENTS. HCCH has delivered to AVEMCO true and complete copies of the following SAP Statements for the HCCH Insurer
Subsidiaries: SAP Statements for each HCCH Insurer Subsidiary for the years ended December 31, 1993, 1994 and 1995, and for the third quarter ended September 30, 1996, and the notes related thereto ("SAP Financial Statements"). Each of the SAP Financial Statements complied in all material respects with all applicable laws when so filed, all material deficiencies known to HCCH and each HCCH Insurer Subsidiary with respect to any such SAP Financial Statements have been cured or corrected. Each such SAP Financial Statement (and the notes related thereto) including without limitation each balance sheet and each of the statements of income, capital and surplus account, and cash flow contained in the respective SAP Financial Statement, was prepared in accordance with SAP, is true and complete in all material respects, and fairly presents the financial condition, assets and properties and liabilities of each HCCH Insurer Subsidiary as of the respective dates thereof, and the results of operations and changes in capital and surplus and in the cash flow of each such HCCH Insurer Subsidiary for and during the respective periods covered thereby. All reserves with respect to insurance written or assumed by each HCCH Insurer Subsidiary as established or reflected on such SAP Financial Statements were determined in accordance with generally accepted actuarial principles and practices and are in all material respects in accordance with the related insurance, coinsurance and reinsurance contracts of the HCCH Insurer Subsidiaries, and meet in all material respects the requirements of the insurance laws of the jurisdictions in which such contracts were issued or delivered.

     SECTION 5.12 ABSENCE OF CERTAIN CHANGES. Since the date of the HCCH Balance Sheet, each member of the HCCH Group has in all material respects conducted its business in the ordinary course and there has not been:

          (a) any event or circumstance resulting in a Material Adverse Effect with respect to HCCH or any event, occurrence or development of a state of circumstances or facts known to HCCH, which as of the date hereof could reasonably be expected to have a Material Adverse Effect on HCCH;

          (b) any action by any member of the HCCH Group which, if taken after the date hereof, would constitute a breach of any provision of Sections 6.3 or 6.4; or

          (c) the entering into of any agreement by HCCH or any person on behalf of HCCH to take any of the foregoing actions.

     SECTION 5.13 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or, to the knowledge of HCCH, overtly threatened, against HCCH or any other member of the HCCH Affiliated Group or any of their assets or against or involving any of its officers, directors or employees in connection with the business or affairs of HCCH or any other member of the HCCH Group, including, without limitation, any such claims for indemnification arising under any agreement to which HCCH or any other member of the HCCH Group is a party, which could, individually or in the aggregate, have a Material Adverse Effect on HCCH. No member of the HCCH Group is subject to or in default with respect to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on HCCH.

     SECTION 5.14 ACCOUNTING MATTERS. Neither HCCH nor any member of the HCCH Group or an Affiliate thereof has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by AVEMCO or any of its Affiliates') would prevent HCCH from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

     SECTION 5.15  TAXES.

     (a) HCCH and each of its Subsidiaries (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the HCCH Balance Sheet all material Taxes, and there are no material tax deficiencies claimed in writing by any Taxing authority and received by HCCH that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals, and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time. The HCCH Disclosure Schedule sets forth those tax returns of HCCH (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign Taxing authority.

     (b) There are no material Taxes, interest, penalties, assessments or deficiencies claimed in writing by any Taxing authority and received by HCCH or any of its Subsidiaries to be due in respect of any tax returns filed by HCCH (or any predecessor corporations) or any of its Subsidiaries. Neither HCCH nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the IRS or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

     (c) HCCH is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement which includes a party other than HCCH and its Subsidiaries. Neither HCCH nor any of its Subsidiaries has been a member of an affiliated group other than one of which HCCH was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by HCCH (or a return for a group consisting solely of its Subsidiaries and predecessors).

     (d) No member of the HCCH Group has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.16  EMPLOYEE BENEFIT PLANS; ERISA.

     (a) Neither HCCH nor any HCCH ERISA Affiliate maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any Employee Plan. Each Employee Plan as disclosed in the HCCH Disclosure Schedule (complete copies of which have been heretofore delivered to AVEMCO) has been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

     (b) Neither HCCH nor any HCCH ERISA Affiliate maintains or has maintained or contributed to any Title IV plan or any other Employee Plan that is or was subject to Section 302 of ERISA or Section 412 of the Code. HCCH has made available to AVEMCO, for each Employee Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and HCCH is unaware of any fact or circumstances that would jeopardize the qualified status of any such Employee Plan or the tax exempt status of any trust created thereunder.

     (c) To the knowledge of HCCH, no Employee Plan is currently subject to an audit or other investigation by the IRS, the DOL, the Pension Benefit Guaranty Corporation or any other governmental agency or office nor is any such Employee Plan subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Employee Plan or by any other parties.

     (d) No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, resulting in liability to HCCH or any HCCH ERISA Affiliate has occurred with respect to any Employee Plan. HCCH has no knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in liability of HCCH, any HCCH ERISA Affiliate, any trustee, administrator or fiduciary of any Employee Plan.

     (e) Neither HCCH nor any current or former HCCH ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a Multiemployer Plan.

     (f) The HCCH Disclosure Schedule lists each Employee Plan and Benefit Arrangement that HCCH and/or an HCCH ERISA Affiliate maintains, administers, contributes to, or has any liability with respect thereto.

     SECTION 5.17  MATERIAL AGREEMENTS.

     (a) The HCCH Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases (other than HCCH Property Leases, as hereinafter defined) and instruments to which any member of the HCCH Group is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $1,000,000 per annum, inclusive of contracts that pertain to employment or severance benefits for any officer, director or employee of HCCH, whether written or oral, but exclusive of contracts entered into with customers and suppliers in the ordinary course of business or contracts, agreements, leases and instruments terminable without penalty by HCCH upon 60 days or less prior written notice to the other party or parties thereto (the "Material HCCH Agreements").

     (b) No member of the HCCH Group nor, to the knowledge of HCCH, any other party is in default under any material HCCH Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material HCCH Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of HCCH which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect on HCCH.

     (c) To the knowledge of HCCH, each such Material HCCH Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material HCCH Agreement. No party to a Material HCCH Agreement has advised any member of the HCCH Group that it intends either to terminate a Material HCCH Agreement or to refuse to renew a Material HCCH Agreement upon the expiration of the term thereof.

     (d) No member of the HCCH Group is in violation of, or in default with respect to, any term of its Certificate of Incorporation or Bylaws.

     SECTION 5.18 PROPERTIES AND LEASES. To the knowledge of HCCH, all leases of real property to which any member of the HCCH Group is a party or by which any member of the HCCH Group is bound ("HCCH Property Leases") which are material to the business of HCCH are in full force and effect. To the knowledge of HCCH, there exists no default under such HCCH Property Leases, nor any event which with notice or lapse of time or both would constitute a default thereunder by any member of the HCCH Group, which default would have a Material Adverse Effect on HCCH. All of the properties and assets which are owned by any member of the HCCH Group are owned by each of them, respectively, free and clear of any material Lien. Each member of the HCCH Group has good and indefeasible title with respect to such owned properties and assets subject to no Liens, other than those permitted under this Section 5.18, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect on HCCH.

     SECTION 5.19 VOTING REQUIREMENTS. The affirmative vote of a majority of the shares of HCCH Common Stock present at a meeting at which holders of at least 50% of the outstanding shares of HCCH Common Stock entitled to vote on the Merger are present in person or by proxy is the only vote of the holders of any class or series of the capital stock of HCCH necessary to approve this Agreement and the transactions described herein.

     SECTION 5.20  ENVIRONMENTAL MATTERS.

     (a) Each member of the HCCH Group possesses all necessary licenses, permits and other approvals and authorizations that are required under, and is, and at all times in the past has been in material compliance with all Environmental Laws.

     (b) To the knowledge of HCCH, there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by any member of the HCCH Group and, to HCCH's knowledge, there were no such disposal sites located on or under the real estate previously owned, leased or used by any member of the HCCH Group on the date of the sale thereof by any member of the HCCH Group or during the period of lease for use by any member of the HCCH Group.

     (c) Except in the ordinary course of business, and in all cases in material compliance with Environmental Laws, no member of the HCCH Group has engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf.

     (d) HCCH Group has delivered to AVEMCO or otherwise made available for inspection by AVEMCO true, complete, and correct copies of any material reports, studies, analyses, tests or monitoring in its possession or control pertaining to the environmental condition of any property currently or formerly owned, operated or leased by any member of the HCCH Group any other person or entity whose liability any member of the HCCH Group may have retained or assumed, or pertaining to any member of the HCCH Group's compliance with Environmental Laws.

     (e) No notice, notification, demand, request for information, citation, summons, complaint or order has been received by any member of the HCCH Group, and to the knowledge of HCCH, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to HCCH's knowledge, has been threatened by any governmental entity or other party with respect to any
(i) alleged violation of any Environmental Law by any member of the HCCH Group or any person or entity whose liability any member of the HCCH Group has or may have retained or assumed, (ii) alleged failure by any member of the HCCH Group or any person or entity whose liability any member of the HCCH Group to have any environmental permit, certificate, license, approval, registration or authorization required under the Environmental Laws in connection with the conduct of its business or (iii) Regulated Activity any member of the HCCH Group or any person or entity whose liability any member of the HCCH Group has or may have retained or assumed.

     (f) To the knowledge of HCCH, no member of the HCCH Group has any material Environmental Liabilities and there has been no material release of Hazardous Substances into the environment by any member of the HCCH Group except in material compliance with applicable Environmental Laws or, to HCCH's knowledge, with respect to any of their respective properties which has had, or would be reasonably expected to have, a Material Adverse Effect on HCCH.

     SECTION 5.21 STATEMENTS ARE TRUE AND CORRECT. None of the information that has been or will be supplied by the HCCH Group included in (i) the Registration Statement to be filed by HCCH with the SEC in connection with the HCCH Common Stock to be issued in the Merger, (ii) the Joint Proxy Statement to be mailed to the shareholders of AVEMCO and HCCH in connection with the shareholder meetings, and (iii) any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and, with respect to the Joint Proxy Statement, when first mailed to the shareholders of AVEMCO and HCCH, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the shareholders' meetings, be false or misleading with respect to any material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that HCCH is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will comply in all material respects with the provisions of applicable law.

     SECTION 5.22 DISCLOSURE. (a) No representation or warranty by HCCH or Merger Sub in this Agreement and no statement contained in the schedules or exhibits or in any certificate to be delivered pursuant to this Agreement or in the HCCH Disclosure Schedule contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     (b) AVEMCO has been furnished with complete and correct copies of all agreements, instruments and documents, together with any amendments or supplements thereto, set forth on, or underlying a disclosure set forth on, the HCCH Disclosure Schedule. The HCCH Disclosure Schedule is complete and correct in all material respects.

     SECTION 5.23 LABOR MATTERS. No member of the HCCH Group is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by any member of the HCCH Group nor does HCCH know of any activities or proceedings of any labor union to organize any such employees.

     SECTION 5.24 COMPLIANCE WITH LAWS. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HCCH, no member of the HCCH Group is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

     SECTION 5.25 TRADEMARKS, TRADENAMES, ETC. Each member of the HCCH Group owns or possesses, or holds a valid right or license to use, all intellectual property, patents, trademarks, tradenames, service marks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

     SECTION 5.26 BROKER'S FEES. Neither HCCH nor Merger Sub, nor anyone acting on the behalf or at the request thereof has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger except fees to Smith Barney Inc. to be paid by HCCH that are disclosed in the HCCH Disclosure Schedule.

     SECTION 5.27 OPINION OF FINANCIAL ADVISOR. The financial advisor of HCCH, Smith Barney Inc. has delivered to HCCH an opinion dated the date of this Agreement to the effect that as of such date the Exchange Ratio is fair from a financial point of view to HCCH.

     SECTION 5.28 INSURANCE ISSUED BY HCCH INSURER SUBSIDIARIES. To the knowledge of HCCH:

          (a) all material insurance contract benefits payable by the HCCH Insurer Subsidiaries and by any other Person that is a party to or bound by any reinsurance, coinsurance or other similar contract with such HCCH Insurer Subsidiaries, have in all material respects been paid or are in the course of settlement in accordance with the terms of the insurance, reinsurance or coinsurance contracts under which they arose, except for such benefits which the HCCH Insurer Subsidiaries reasonably believe there is a reasonable basis to contest payment;

          (b) no material outstanding insurance contract issued, reinsured, underwritten or assumed by any HCCH Insurer Subsidiary entitles the holder thereof or any other Person to receive dividends, distributions or other benefits based upon the revenues or earnings of such HCCH Insurer Subsidiary or any other Person;

          (c) the underwriting standards utilized and ratings applied by the HCCH Insurer Subsidiaries and by any other Person that is a party to or bound by any insurance, reinsurance, coinsurance or other similar contract with any of the HCCH Insurer Subsidiaries conform as to such contracts in all material respects to the standards and ratings required pursuant to the terms of the respective insurance, reinsurance, coinsurance or other similar contracts;

          (d) all amounts to which each HCCH Insurer Subsidiary is entitled under reinsurance, coinsurance or similar contracts (including without limitation amounts based on paid and unpaid losses) are fully collectible, in accordance with the terms of such contracts; and

          (e) each insurance agent, broker, producer, or representative, at the time such Person wrote, sold, or produced business for any HCCH Insurer Subsidiary, was duly licensed under state insurance laws for the type of business written, sold or produced by such Person in the particular jurisdiction in which such Person wrote, sold or produced such business for the HCCH Insurer Subsidiary.

     SECTION 5.29 EXAMINATION REPORTS. HCCH has delivered to AVEMCO copies of the most recent examination reports, including related management letters, of each of the HCCH Insurer Subsidiaries conducted by any state insurance department examiners, and reflecting the results of the most recent examinations of the affairs of such HCCH Insurer Subsidiaries, and will furnish promptly to HCCH any additional such reports or drafts of such reports received by HCCH or any HCCH Insurer Subsidiary prior to Closing. All material deficiencies or violations noted in such examination reports for the periods examined have either been resolved or are being resolved to the satisfaction of or accepted by the insurance regulatory authorities of the states conducting such examinations, without any enforcement action taken against any such HCCH Insurer Subsidiary. There are no examinations by any state insurance department examiners in progress at any HCCH Insurer Subsidiary, nor, to the knowledge of HCCH, pending or scheduled with respect to any HCCH Insurer Subsidiary.

                                   ARTICLE VI

                             PRE-CLOSING COVENANTS

     SECTION 6.1 COOPERATION AND COMMERCIALLY REASONABLE EFFORTS. (a) AVEMCO and HCCH shall cooperate in good faith and take all actions reasonably necessary or appropriate to file within ten days of the date hereof, and expeditiously and diligently prosecute to a favorable conclusion, the HSR Reports required to be filed by each of them in connection herewith with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") pursuant to the HSR Act; provided that HCCH shall not be required to accept any conditions that may be imposed by the FTC or the DOJ in connection with such filings that would require the divestiture of any HCCH or AVEMCO assets or otherwise have a Material Adverse Effect on such party.

     (b) AVEMCO and HCCH agree that from the date of this Agreement through the Effective Time, neither party shall enter into any transaction with a third party or recapitalization that would have the effect of impeding the ability to obtain HSR Act clearance; provided however, that the provisions of Section 6.6 hereof shall be effective notwithstanding this Section 6.1(b).

     (c) Each party shall cooperate with the other and use commercially reasonable efforts to (i) receive all necessary and appropriate consents of third parties to the transactions contemplated hereunder, (ii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Merger, and (iii) effect the Merger in accordance with this Agreement at the earliest practicable date.

     SECTION 6.2 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT; SPECIAL MEETINGS. (a) As promptly as practical, after the execution of this Agreement, HCCH and AVEMCO shall prepare and file with the SEC the Joint Proxy Statement to be sent to the shareholders of HCCH and AVEMCO in connection with the meeting of HCCH's shareholders (the "HCCH's shareholders' meeting") and AVEMCO's shareholders (the "AVEMCO's shareholders' meeting") to consider the Merger and HCCH shall prepare and file with the SEC a registration statement on Form S-4 pursuant to which the shares of HCCH common stock to be issued as a result of the Merger will be registered with the SEC (the "Registration Statement") in which the Joint Proxy Statement will be included as a prospectus. HCCH and AVEMCO shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing is practical. The Joint Proxy Statement shall include the recommendation of the Board of Directors of AVEMCO in favor of this Agreement and the Merger and the recommendation of the Board of Directors of HCCH in favor of the issuance of shares of HCCH Common Stock pursuant to the Merger, provided that the Board of Directors of AVEMCO may withdraw such recommendation, after consultation with its outside legal counsel and compliance with any applicable requirements of Section 6.6 hereof, if it determines in good faith that the withdrawal of such recommendation is necessary for the Board of Directors to comply with its fiduciary duties under applicable law. HCCH and AVEMCO shall make all other necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

     (b) Each of the parties will cooperate in the preparation of the Registration Statement and the Joint Proxy Statement. Each of the parties will as promptly as practicable after the date hereof furnish all such data and information relating to it as the other may reasonably request for the purpose of including such data and information in the Registration Statement and Joint Proxy Statement. Each party shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement or the Joint Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the other promptly copies of all correspondence to and from the SEC with respect to the Registration Statement or the Joint Proxy Statement. HCCH shall give AVEMCO and its counsel the opportunity to review the Registration Statements and the Joint Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each party agrees to use commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (x) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (y) the Joint Proxy Statement to be mailed to the holders of HCCH Common Stock and AVEMCO Common Stock entitled to vote at the meetings of the stockholders of HCCH and AVEMCO at the earliest practicable time.

     (c) Each of the parties shall, as soon as practicable following effectiveness of the Registration Statement, take all action necessary under the DGCL and its respective Certificate of Incorporation and Bylaws to convene a special meeting of its respective shareholders (the "Special Meetings") for the purpose of approving the transactions contemplated by this Agreement. The parties shall coordinate and cooperate with respect to the timing of the Special Meetings and shall use commercially reasonable efforts to cause the Special Meetings to be held on the same day and as soon as practicable after the date hereof.

     (d) AVEMCO shall take such action as may be necessary to insure that (i) the information to be supplied by AVEMCO for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by AVEMCO for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to shareholders of AVEMCO or HCCH, at the time of the AVEMCO Shareholders' Meeting and HCCH Shareholders' Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the AVEMCO Shareholders' Meeting or HCCH Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to AVEMCO or any of its Affiliates', officers, or directors is discovered by AVEMCO which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, AVEMCO shall promptly so inform HCCH.

     (e) HCCH shall take such action as may be necessary to insure that (i) the information supplied by HCCH for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by HCCH for inclusion in the Joint Proxy Statement shall not on the date the Joint Proxy Statement is first mailed to shareholders of HCCH or AVEMCO, at the time of the HCCH

Shareholders' Meeting and AVEMCO Shareholders' Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the HCCH Shareholders' Meeting or AVEMCO Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to HCCH or any of its Affiliates', officers, or directors is discovered by HCCH which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, HCCH shall promptly so inform AVEMCO.

     SECTION 6.3  CONDUCT OF BUSINESS BY BOTH PARTIES PRIOR TO THE CLOSING
DATE. During the period from the date of this Agreement to the Effective Time, each member of the AVEMCO Group and the HCCH Group shall each use its commercially reasonable efforts to preserve, in all material respects, the goodwill of employees, suppliers, customers, landlords, contractors, bankers, and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger each member of the AVEMCO Group and the HCCH Group shall not, without the prior written consent of the other:

          (a) conduct their business outside of the ordinary course consistent with past practice;

          (b) adopt a plan of complete or partial liquidation or declare, set aside, increase or pay any dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or, issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock or effect any stock split or reverse stock split or other recapitalization, except (i) dividends consistent with past practice (except that AVEMCO shall not declare a dividend with a record date before June 1, 1997 without the written consent of HCCH and shall not declare a dividend with a record date of June 1, 1997 or subsequently if on or before such date the date of the AVEMCO Shareholders Meeting to consider the Merger has been fixed and announced by the AVEMCO Board of Directors and the Joint Proxy Statement has been distributed to the shareholders of AVEMCO), (ii) the issuance of any shares upon the exercise of any stock options outstanding on the date of this Agreement issued pursuant to any HCCH Stock Option Plan and pursuant to its existing terms, (iii) the acceptance by HCCH of any shares in consideration of the exercise of such stock options, HCCH Stock Option or in satisfaction of any tax or tax withholding obligations of the holders of such options; (iv) the issuance of any shares upon the exercise of any AVEMCO Stock Options outstanding on the date of this Agreement; (v) the acceptance by AVEMCO of any shares of AVEMCO Common Stock in consideration of the exercise of AVEMCO Stock Options or in satisfaction of any tax or tax withholding obligations of the holders of such AVEMCO Stock Options; or
     (vi) HCCH may issue and deliver shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock pursuant to any acquisition by HCCH subject to a determination by the board of directors of HCCH that such acquisition is fair to its shareholders and if such issuance requires shareholder approval, HCCH shall obtain a fairness opinion from a nationally recognized investment banking firm in connection therewith.

          (c) amend its certificate or articles of incorporation or by-laws, or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

          (d) pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, or any other voting securities or convertible securities;

          (e) commit or omit to do any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

          (f) violate any applicable law, statute, rule, governmental regulation or order that would have a Material Adverse Effect on such party;

          (g) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed or change any accounting method, policy, practice or application previously employed;

          (h) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the Effective Date, including that portion of its fiscal year to and including the Effective Date) to any city, parish, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to Taxes;

          (i) make any material tax election that is inconsistent with any corresponding election made on a prior return or settle or compromise any income tax liability for an amount materially in excess of the liability therefor that is reflected on the AVEMCO Financial Statements or HCCH Financial Statements, as the case may be;

          (j) take any action that would prevent the accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (k) authorize any of, or agree or commit to do any of, the foregoing actions.

     SECTION 6.4 CONDUCT OF BUSINESS OF MERGER SUB. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, HCCH shall cause Merger Sub to (a) perform its obligations under this Agreement in accordance with its terms, (b) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger and the other transactions contemplated hereby,
(c) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement and (d) not create, grant or suffer to exist any Lien upon its properties or assets which would attach to any properties or assets of the Surviving Corporation after the Effective Time.

     SECTION 6.5  CONDUCT OF BUSINESS BY AVEMCO PRIOR TO THE CLOSING
DATE. During the period from the date of this Agreement to the Effective Time, in addition to its covenants set forth in Section 6.3, each member of the AVEMCO Group shall use commercially reasonable efforts to preserve the possession and control of all of its assets other than those permitted to be disposed of pursuant to the terms of this Agreement, shall conduct its business only in the ordinary course consistent with past practice, and, except as otherwise provided herein, shall not, without the prior written consent of HCCH:

          (a) except for normal compensation increases, hirings and promotions in the ordinary course of business consistent with past practice, enter into or modify any written or oral employment, severance or similar agreement or arrangement with any director, executive officer or employee or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any such person;

          (b) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the AVEMCO Group, except purchases of investments and other assets in the ordinary course of business consistent with past practice and for a fair and adequate consideration;

          (c) other than in the ordinary course of business consistent with past practice, and for a fair and adequate consideration, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its other properties or assets;

          (d) other than in the ordinary course of business consistent with past practice, and for a fair and adequate consideration, incur any indebtedness for borrowed money, or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of such party or any of its subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other Person, or alter any credit terms;

          (e) make or agree to make any new capital expenditures other than those made in the ordinary course of business and consistent with past practices;

          (f) other than in the ordinary course of business consistent with past practice, and for a fair and adequate consideration, place or suffer to exist on any of its assets or properties any Lien, other than Liens listed on the AVEMCO Disclosure Schedule and Permitted Liens, or forgive any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

          (g) other than in the ordinary course of business consistent with past practice, grant or pay to any salaried employee or former salaried employee, officer or director of any member of the AVEMCO Group any award under any AVEMCO discretionary or other bonus plans or under any AVEMCO Stock Option Plans;

          (h) fail to maintain in all material respects all licenses, certificates of authority, qualifications and Governmental Authorizations to do business in which it is so licensed, qualified or authorized;

          (i) other than in the ordinary course of business consistent with past practice, fail to maintain in full force and effect, other than those that expire in accordance with their terms, all material contracts, including all reinsurance, coinsurance and similar agreements of each AVEMCO Insurer Subsidiary, and not permit or effect any material amendment thereof without the prior written consent of HCCH;

          (j) fail to cause each AVEMCO Insurer Subsidiary to properly prepare and timely file all financial statements, reports and Tax returns required to be filed by such AVEMCO Insurer Subsidiaries with any Governmental Authorities with respect to the business, operations or affairs of such AVEMCO Insurer Subsidiary, and pay duly and fully all Taxes indicated as due on such Tax returns, and all required filing fees;

          (k) fail to cause all reserves with respect to insurance contracts issued by each AVEMCO Insurer Subsidiary to be established or reflected on the books and records of such AVEMCO Insurer Subsidiaries on a basis consistent with those reserves and reserving methods followed by the AVEMCO Insurer Subsidiaries at December 31, 1996, and to continue to own investment assets that qualify under state insurance laws and regulations as admitted assets in an amount at least equal to all of the required reserves of such AVEMCO Insurer Subsidiaries, established in accordance with generally accept actuarial principles and practices consistently applied; or

          (l) authorize any of, or agree or commit to do any of, the foregoing actions.

     SECTION 6.6 NO SOLICITATIONS. (a) No member of the AVEMCO Group shall directly or indirectly, through any officer, director, employee, representative or agent of any member of the AVEMCO Group, solicit or encourage the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of all or substantially all of the assets or 20% or more of the outstanding shares of capital stock of AVEMCO, whether or not in writing and whether or not delivered to the shareholders of AVEMCO generally (including without limitation by way of a tender offer) (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of AVEMCO from referring any third party to this Section 6.6. Nothing contained in this Section 6.6 or any other provision of this Agreement shall prevent the Board of Directors of AVEMCO from considering or negotiating an unsolicited bona fide Acquisition Proposal. If the Board of Directors of AVEMCO, after duly considering advice, written or otherwise, of outside counsel and financial advisors to AVEMCO, determines in good faith that it would be inconsistent with its fiduciary responsibilities to not approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement, and the transactions contemplated hereby) a Superior Proposal (as defined below), then, notwithstanding any such approval or recommendation (x) AVEMCO shall not enter into any agreement with respect to the Superior Proposal and (y) any other obligation of AVEMCO under this Agreement shall not be affected, unless this Agreement is terminated pursuant to Section 9.1(h) hereof prior to or simultaneously with the grant of such approval or the making of such recommendation and AVEMCO, within six Business Days following such termination resulting from such Superior Proposal, pays HCCH the Termination Fee (as defined in Section 9.1(h)). As used herein the term "Superior Proposal" means an unsolicited bona fide proposal made by a third party to acquire AVEMCO pursuant to a tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise that the AVEMCO Board of Directors determines in its good faith judgment to be more favorable to the holders of the AVEMCO Common Stock than the transactions contemplated by this Agreement (after considering the advice, written or otherwise, of AVEMCO's professional advisors).

     (b) AVEMCO shall immediately notify HCCH after receipt of any formal, informal, written or oral Acquisition Proposal or any request for nonpublic information relating to any member of the AVEMCO Group in connection with an Acquisition Proposal or for access to the properties, books or records of any member of the AVEMCO Group that informs the Board of Directors or any member of the AVEMCO Group that some other Person is considering making, or has made, an Acquisition Proposal. To the extent not prohibited by confidentiality provisions imposed by the offering party or by applicable law or fiduciary duty, such notice to HCCH shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     (c) If AVEMCO has determined to terminate this Agreement pursuant to subparagraph (a) above, prior to the time AVEMCO gives such notice to HCCH of such termination, AVEMCO shall give written notice to HCCH of its intent to terminate and, thereafter HCCH shall have five (5) business days in which to propose additional terms to this Agreement (the "New Proposal"); provided, however, if HCCH's New Proposal is equal to the Superior Proposal, AVEMCO shall be obligated to reject the Superior Proposal and accept HCCH's New Proposal.

     (d) If the Board of Directors of AVEMCO receives a request for material nonpublic information by a Person who makes or who states in writing that it intends, subject to satisfactory review of such nonpublic information, to make a bona fide Acquisition Proposal, AVEMCO may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between AVEMCO and HCCH, provide such Person with access to information regarding AVEMCO.

     (e) Nothing contained in this Section 6.6 shall prevent AVEMCO from complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, if applicable, with regard to an Acquisition Proposal made in the form of a tender offer by a third party.

     SECTION 6.7 PRESS RELEASES. HCCH and AVEMCO shall jointly prepare any press release with respect to the transactions described in this Agreement. Except with respect to the issuance of a press release by HCCH with respect to its 1996 year-end earnings, each of HCCH and AVEMCO will provide to the other at least 24 hours before issuing any press release a copy of such press release and an opportunity to provide comments thereon. HCCH and AVEMCO, as applicable, shall give due consideration to any such comments, but shall retain final authority with respect to any such press release, and shall not issue any such press releases or make any such public statement before complying with the terms hereof, except as may be and only when required by applicable law, court process or by obligations pursuant to a listing agreement with the NYSE.

     SECTION 6.8 ACCESS TO INFORMATION AND CONFIDENTIALITY. (a) Prior to the Closing Date, each of AVEMCO and HCCH shall afford to the other party and to the officers, employees. accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours to their respective premises, books and records and will furnish to the other party (i) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) such other information with respect to its business and properties as such other party reasonably requests.

     (b) Each of AVEMCO and HCCH will, and will use its commercially reasonable efforts to cause its officers, directors, employees, agents and representatives to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, or unless disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person), (ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 6.8(b) that constitutes "Confidential Information" (as such term is defined in the letter agreement dated as of November 14, 1996 between AVEMCO and HCCH (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement. In the event of termination of this Agreement for any reason, AVEMCO and HCCH will promptly return or destroy all documents containing nonpublic information so obtained from the other party and any copies made of such documents and any summaries, analyses or compilations made therefrom.

     SECTION 6.9 CONSULTATION AND REPORTING. During the period from the date of this Agreement to the Closing Date, each party will, subject to any applicable legal or contractual restrictions, confer on a regular and frequent basis with the other party to report material operational matters and to report on the general status of ongoing operations including profits margin options, cost increases and material adverse trends. Each party will notify the other party of any unexpected emergency or other material change in the normal course of its business or in the operation of its properties and of any material governmental complaints, investigations, adjudicatory proceedings, or hearings (or communications indicating that the same may be contemplated) and will keep the other party fully informed of such events and permit representatives of the other party prompt access to all materials prepared by or on behalf of such party or served on of the other party, in connection therewith. Each party shall further, upon obtaining knowledge of any of the following, promptly notify the other party of: (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger, and (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against any member of the AVEMCO Group or the HCCH Group which relate to the consummation of the Merger; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

     SECTION 6.10 NOTICE AND CURE. Each party will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of either party under this Agreement to be breached or that renders or will render untrue any representation or warranty of either party contained in this Agreement. Each party also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by either party. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreement contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     SECTION 6.11 UPDATE SCHEDULES. Each party hereto will promptly disclose to the other any information contained in its representations and warranties and on the related disclosure schedules that, because of an event occurring after the date hereof, is incomplete or no longer correct; provided, however, that none of such disclosures will be deemed to modify, amend or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment or supplement in writing.

     SECTION 6.12 MERGER SUB SHAREHOLDER APPROVAL. HCCH, as the sole shareholder of Merger Sub, shall take all action necessary to effect the necessary shareholder approval by Merger Sub of this Agreement.

     SECTION 6.13 AFFILIATES" AGREEMENT. The AVEMCO Disclosure Schedule sets forth a list which in AVEMCO's judgment represents all of AVEMCO's "affiliates" (as that term is used in paragraph (c) and (d) of Rule 145 under the Securities
Act). To facilitate the treatment of the Merger for accounting purposes as a pooling-of-interests, AVEMCO shall, and shall cause each other member of the AVEMCO Group to, use commercially reasonable efforts to deliver to HCCH within ten days of the date of this Agreement a written agreement from each of its affiliates (the "Affiliates' Agreement") in form and substance attached hereto as Appendix "B". HCCH shall, within ten days of the date of this Agreement, use commercially reasonable efforts to cause to be executed by each person HCCH believes to be an "affiliate" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of HCCH, a written agreement in form and substance attached hereto as Appendix "C" and shall deliver copies thereof to AVEMCO.

     SECTION 6.14 NECESSARY CONSENTS. Each of HCCH and AVEMCO shall, and shall cause each other member of the HCCH Group or AVEMCO Group, as applicable, to, use commercially reasonable efforts to obtain such written consent and take such other actions as may be necessary or appropriate for HCCH or AVEMCO and each other member of the HCCH Group or AVEMCO Group, as applicable, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow HCCH to carry on the acquired business after the Closing Date.

     SECTION 6.15 REGULATORY APPROVAL. Each of HCCH and AVEMCO shall, and shall cause each other member of the HCCH Group and the AVEMCO Group respectively to, where required pursuant to the HSR Act or the rules or regulations of any regulatory agency, including all required insurance regulatory agencies, execute and file, or join in the execution and filing, with any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, in connection with the consummation of the transaction provided for in this Agreement. Each of AVEMCO and HCCH shall, and shall cause each other member of the AVEMCO Group and HCCH Group, respectively, to use commercially reasonable efforts to obtain or assist HCCH in obtaining all such authorizations, approvals and consents.

     SECTION 6.16 ACTIONS CONTRARY TO STATED INTENT. Subject to the terms and conditions of this Agreement, neither AVEMCO nor HCCH shall, from or after the date hereof and either before or after the Effective Time, take or fail to take the extent such action or omission any action would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or prevent the business combination to be effected by the Merger from being accounted for as a pooling-of-interests under generally accepted accounting principles. Each of HCCH and AVEMCO shall use commercially reasonable efforts to cause its affiliates not to take any action that would preclude the ability of HCCH to account for the business combination to be effected by the Merger as a pooling-of-interests.

     SECTION 6.17 SATISFACTION OF CONDITIONS PRECEDENT. Subject to the terms and conditions of this Agreement, HCCH and AVEMCO will each use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     SECTION 6.18 TAX COOPERATION. Subject to the terms and conditions of this Agreement, HCCH and AVEMCO shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Each of HCCH and AVEMCO shall not take or fail to take any action if such action or omission would cause HCCH, AVEMCO or their respective shareholders (except to the extent that any shareholder of AVEMCO may receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the exchange of HCCH Common Stock for AVEMCO Common Stock in the Merger.

     SECTION 6.19 STANDSTILL. If this Agreement is terminated, no member of the AVEMCO Group or the HCCH Group nor any Affiliate (whether or not such person or entity is an Affiliate thereof on the date hereof) of the AVEMCO Group or the HCCH Group shall for a period of two years following such termination (i) acquire, offer to acquire or agree to acquire directly or indirectly by purchase or otherwise any voting securities of any member of the other group, (ii) make or in any way participate directly or indirectly in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC) or seek to advise or influence any person or entity with respect to the voting of any voting securities of any member of the other group, (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the other party or (iv) otherwise act alone or in concert with others to seek to control or influence the management, board of directors or policies of any member of the other party, provided, however, that if AVEMCO terminates this Agreement pursuant to Section 9.1(g) in connection with the receipt of a Superior Proposal, no member of the HCCH Group shall be bound by the terms of this Section and provided further that the terms of this Section shall not apply to any member of the AVEMCO Group if this Agreement cannot be consummated because HCCH has willfully and intentionally failed, on or before the Closing Date, to satisfy those conditions to be satisfied by HCCH that are within its control to satisfy nor to any member of the HCCH Group if this Agreement cannot be consummated because AVEMCO has willfully and intentionally failed, on or before the Closing Date, to satisfy the conditions to be satisfied by AVEMCO that are within its control to satisfy.

     SECTION 6.20 STOCK EXCHANGE LISTING. HCCH shall use commercially reasonable efforts to cause the shares of HCCH Common Stock to be issued in the Merger in accordance with this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 6.21 EXERCISE OF STOCK OPTIONS. AVEMCO shall provide to HCCH a schedule, as of a date within five days of the date hereof and the Closing Date, setting forth the name of each person who since December 31, 1996 has exercised an option for the purchase of shares of AVEMCO Common Stock, together with the number of shares received pursuant to such exercise.

                                  ARTICLE VII

                               CLOSING CONDITIONS

     SECTION 7.1 CONDITIONS TO OBLIGATIONS OF HCCH AND MERGER SUB. The obligations of HCCH and Merger Sub hereunder are also subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by HCCH, but only in a writing signed by HCCH):

          (a) The representations and warranties of AVEMCO contained in Article IV shall be true and accurate on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date or, in the case of representations and warranties made as of a specified date earlier than the Effective Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement and except for such failures of representations or warranties to be true and correct (without regard to any materiality qualifiers contained therein) which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on AVEMCO, and AVEMCO shall have provided HCCH with a certificate executed by the Chief Executive Officer or the President and the Chief Financial Officer of AVEMCO, dated as of the Effective Date, to such effect.

          (b) AVEMCO shall have performed and complied with all of its covenants, agreements and obligations contained herein, in all material respects, on or before the Effective Date, and HCCH shall receive a certificate to such effect signed by the Chief Executive Officer or the President and Chief Financial Officer of AVEMCO.

          (c) Except as set forth in the AVEMCO Disclosure Schedule, there shall not have occurred any event or circumstance resulting in a Material Adverse Effect with respect to AVEMCO from the date of this Agreement through the Closing Date.

          (d) HCCH shall have received from each person or entity who may be deemed pursuant to Section 6.13 to be an affiliate of AVEMCO or any other member of the AVEMCO Group a duly executed Affiliates' Agreement and such agreements shall remain in full force and effect.

          (e) HCCH shall have received a written opinion from Winstead Sechrest & Minick P.C. to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, the parties and their shareholders shall make) reasonable representations related thereto.

          (f) HCCH shall have received the opinions of Piper & Marbury L.L.P., counsel to AVEMCO and Thomas H. Chero, Senior Vice President of AVEMCO, in the form and substance as attached hereto as Appendix "D" and Appendix "E" respectively.

          (g) The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and no condition shall have been imposed on AVEMCO or HCCH to obtain such termination that would require the divestiture of any of either of such party's assets or otherwise have a Material Adverse Effect on such party.

          (h) Smith Barney Inc. shall have confirmed as of a date within five days before the mailing of the Joint Proxy Statement to the shareholders of HCCH the opinion to which Section 5.27 refers, and such opinion shall not have been withdrawn as of the date of the Closing.

          (i) AVEMCO shall have filed with the SEC its annual report on Form 10-K for the fiscal year ending December 31, 1996, which shall contain an unqualified report from its independent auditors.

          (j) HCCH shall have received all regulatory approvals of insurance regulatory authorities with respect to the acquisition of control of the AVEMCO Insurer Subsidiaries.

          (k) AVEMCO will have delivered to HCCH such other documents and certificates as HCCH may reasonably request.

     SECTION 7.2 CONDITIONS TO OBLIGATIONS OF AVEMCO. AVEMCO's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived, but only in a writing signed by AVEMCO):

          (a) The representations and warranties of HCCH set forth herein shall be true and accurate on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date or, in the case of representations and warranties made as of a specified date earlier than the Effective Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement and except for such failures of representations or warranties to be true and correct (without regard to any materiality qualifiers contained therein) which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on HCCH, and HCCH shall have provided AVEMCO with a certificate executed by the Chief Executive Officer or the President and the Chief Financial Officer of HCCH, dated as of the Effective Date, to such effect.

          (b) HCCH shall have performed and complied with all of its covenants, agreements and obligations contained herein in all material respects on or before the Effective Date, and AVEMCO shall receive a certificate to such effect signed by HCCH's Chief Executive Officer or President and Chief Financial Officer.

          (c) Except as set forth in the HCCH Disclosure Schedule, there shall not have occurred any event or circumstance resulting in a Material Adverse Effect with respect to HCCH from the date of this Agreement through the Closing Date.

          (d) AVEMCO shall have received a written opinion from Piper & Marbury L.L.P. to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, AVEMCO shall make) reasonable representations as to facts related thereto.

          (e) AVEMCO shall have received from Winstead Sechrest & Minick P.C., counsel to HCCH, an opinion in form and substance as attached hereto as Appendix "F."

          (f) HCCH shall have filed with the SEC its annual report on Form 10-K for the fiscal year ending December 31, 1996, which shall contain an unqualified report from its independent auditors.

          (g) Alex. Brown & Sons Incorporated shall have confirmed as of a date within five days before the mailing of the Joint Proxy Statement to the shareholders of AVEMCO the opinion to which Section 4.31 refers, and such opinion shall not have been withdrawn as of the date of the Closing.

          (h) The Average Market Price of HCCH Common Stock shall not be, or have been, at any time between the date of this Agreement and the Closing Date, below $23 per share (the "Minimum Acceptable Price"); provided, however, if such Average Market Price is below the Minimum Acceptable Price per share prior to the Closing Date, AVEMCO shall be required to notify HCCH of AVEMCO's election to terminate this Agreement within 72 hours of any time such Average Market Price is below the Minimum Acceptable Price. Failure of AVEMCO to so notify HCCH within the time period set forth herein shall act as a waiver of AVEMCO's right to terminate this Agreement pursuant to this subparagraph 7.2(h) with respect to such ten-day period, but shall not act as a waiver with respect to any subsequent ten-day period, which period may contain days from any other such period.

     SECTION 7.3 CONDITIONS APPLICABLE TO ALL PARTIES. The respective obligations of each of the parties hereto to effect the Merger and the other transactions contemplated by this Agreement are subject to the fulfillment or satisfaction, on and as of the Effective Date of each of the following conditions (any one or more of which may be waived by the other party, but only in a writing signed by the other party).

     (a) The Registration Statement shall have become effective with the SEC (and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted by the SEC). The Joint Proxy Statement included therein shall have been mailed to the shareholders of HCCH and AVEMCO. The shares of HCCH Common Stock to be issued pursuant to the Merger and the shares issuable under the AVEMCO Option Plans shall have been approved for listing on the NYSE, subject to official notice of issuance, and the required approval of this Agreement by the shareholders of HCCH and AVEMCO, under applicable law and the applicable regulations of the NYSE, as the case may be, shall have been obtained at the Special Meetings.

     (b) No action, suit, or proceeding before any court or governmental or regulatory authority will be pending, no investigation by any governmental or regulatory authority will have been commenced, and no action, suit or proceeding by any governmental or regulatory authority will have been threatened, against AVEMCO, HCCH or any of the principals, officers or directors of either of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

     (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (d) HCCH and AVEMCO shall have received letters from Coopers & Lybrand L.L.P., each dated the date of the Joint Proxy Statement and confirmed in writing at the Effective Time and addressed to HCCH and AVEMCO, respectively, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board in accordance with generally accepted accounting principles and all published rules, regulations and policies of the SEC.

     (e) HCCH and AVEMCO shall have received letters from KPMG Peat Marwick, LLP, each dated the date of the Joint Proxy Statement and confirmed in writing at the Effective Time and addressed to HCCH and AVEMCO, respectively, stating that AVEMCO qualifies as an entity that may be a party to a business combination for which the pooling-of-interests method of accounting would be available.

     (f) All governmental and third party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement will have been received.

     (g) Neither party shall take any action that would have the effect of preventing or materially delaying the Merger without the consent of the other party.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS

     SECTION 8.1 USE OF AVEMCO NAME. HCCH shall be entitled to use the AVEMCO name and any abbreviation thereof and any associated trade or service marks.

     SECTION 8.2 INDEMNIFICATION AND INSURANCE COVERAGE OF DIRECTORS AND OFFICERS OF THE AVEMCO GROUP.

     (a) From and after the Effective Time of the Merger, HCCH and the Surviving Corporation shall indemnify, defend and hold harmless, each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of any member of the AVEMCO Group on the date of this Agreement (an "Indemnified Person") from and against: (i) all losses, damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising in whole or in part out of the fact that such Indemnified Person is or was a director or officer of a member of the AVEMCO Group and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be. Subject to an Indemnified Person's obligation to refund any advances in accordance with the DGCL, HCCH shall advance all expenses reasonably incurred by such Indemnified Person.

     (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of HCCH.

     (c) The rights to indemnification granted by this Section 8.2 are subject to the following limitations: (i) amounts otherwise required to be paid by HCCH to an Indemnified Person pursuant to this Section 8.2 shall be reduced by any amounts that such Indemnified Person has recovered by virtue of the claim for which indemnification is sought and HCCH shall be reimbursed for any amounts paid by HCCH that such Indemnified Person subsequently recovers by virtue of such claim; (ii) any claim for indemnification pursuant to this Section 8.2 must be submitted in writing to the Chief Executive Officer of HCCH promptly upon such Indemnified Person becoming aware of such claim, but the failure so to notify shall not relieve HCCH or the Surviving Corporation from any liability under this paragraph except to the extent such failure materially prejudices HCCH or the Surviving Corporation; and (iii) an Indemnified Person shall not settle any claim for which indemnification is provided herein without the prior written consent of HCCH, which consent shall not be unreasonably withheld.

     (d) Except to the extent prohibited by law, HCCH will keep in effect and guarantee performance of the provisions for indemnification of directors or officers contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries (which as of the Effective Time shall be those maintained by AVEMCO and its Subsidiaries on the date hereof) in such a manner as would not adversely affect the rights of any individual who shall have served as a director or officer of any member of the AVEMCO Group prior to the Effective Time to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time.

     (e) HCCH shall, to the extent and for so long as it provides indemnification (and insurance therefor) to officers and directors of members of the HCCH Group, provide such indemnification (and insurance) to Indemnified Persons who continue as officers and directors of the Surviving Corporation or any of its subsidiaries on and after the Effective Date.

     (f) HCCH and the Surviving Corporation shall, until the sixth anniversary of the Effective Time, cause to be maintained in effect, the policies of directors' and officers' liability insurance maintained by all members of the AVEMCO Group as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided, however, that the total aggregate amount with respect to which HCCH and the Surviving Corporation shall maintain insurance pursuant to this Section 8.2(f) shall not exceed, as to all Indemnified Persons described herein as a group, the amount of $10 million.

     (g) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and his or her heirs and legal representatives, and shall be in addition to any other rights any Indemnified Person may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the DGCL or otherwise.

     SECTION 8.3 PUBLICATION OF POST-MERGER RESULTS. HCCH shall use commercially reasonable efforts to cause financial results covering at least thirty days of post Merger combined operations to be published in its first report of quarterly financial statements as soon as practicable and by the date after such information is required to be filed with the SEC.

     SECTION 8.4 EMPLOYEE BENEFITS. Following the consummation of the Merger, as soon as reasonably practicable, HCCH shall arrange to make generally available to the employees of AVEMCO the benefits generally applicable to employees of HCCH.

     SECTION 8.5 STOCK OFFERINGS. HCCH shall not participate in a primary or secondary offering of securities during the period in which HCCH Affiliates' are prevented from disposing of securities pursuant to the terms of the HCCH Affiliates' Agreements.

     SECTION 8.6 REGISTRATION RIGHTS. HCCH shall use commercially reasonable efforts to cause a Registration Statement or Registration Statements on Form S-8 or S-3 to be filed with the SEC within thirty days after Closing and covering the shares of HCCH Common Stock to be issued upon exercise of the AVEMCO Stock Options (provided that no representation is made by HCCH that any such Form S-8 Registration Statement will in all cases be available to permit resales of HCCH Common Stock).

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

     SECTION 9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein abandoned at any time before the Effective Time whether before or after the approval by the shareholders of HCCH and AVEMCO:

          (a) By the mutual written consent of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors.

          (b) By either HCCH or AVEMCO upon written notification to the non-terminating party if there has been a material breach by the other of any representation or warranty or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

          (c) By either HCCH or AVEMCO upon written notification to the non-terminating party if (i) all conditions of Closing required by Article VII hereof have not been met or waived by August 31, 1997, or (ii) the Merger has not occurred by such date; provided, however, that neither HCCH nor AVEMCO, shall be entitled to terminate this Agreement pursuant to this subparagraph
     (c) if such party is in willful and material violation of any of its representations, warranties or covenants in this Agreement.

          (d) If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or shall refuse to enter an order approving the acquisition of control of any Insured Subsidiary by HCCH.

          (e) By either AVEMCO or HCCH upon written notification to the non-terminating party, if any required approval of the shareholders of AVEMCO or HCCH shall not have been obtained by reason of the failure to obtain the required vote of the shareholders of either AVEMCO or HCCH at their respective Special Meeting or at any adjournment thereof.

          (f) By AVEMCO if the Average Market Price falls below the Minimum Acceptable Price and HCCH is notified in accordance with Section 7.2(h).

          (g) By AVEMCO if it has received and accepts a Superior Proposal pursuant to Section 6.6.

          (h) If this Agreement is terminated by AVEMCO's Board of Directors in order to accept a Superior Proposal pursuant to Section 6.6, AVEMCO shall be obligated to pay to HCCH a fee (the "Termination Fee") in cash in an amount equal to $7.5 million, plus all reasonable expenses, including legal, accounting and tax expenses, incurred by HCCH in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein. If this Agreement is terminated by either party because the other party's shareholders did not vote to approve this Agreement at the Special Meetings, then a Termination Fee equal to $3.75 million, plus all reasonable expenses, shall be paid by the party failing to get shareholder approval to the other party. Any party obligated to pay a Termination Fee shall be obligated to pay the applicable Termination Fee within six business days following such termination.

     SECTION 9.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Article IX, this Agreement shall be void and of no effect, other than the obligation to pay the Termination Fee and expenses referred to in
Section 9.1(h), if applicable, and the obligations set forth in Article X,
Section 6.8(b), Section 6.19 and the Confidentiality Agreement (except as modified by Section 6.19, if applicable), and shall result in no obligation of or liability to any party or their respective directors, officers, employees, agents or shareholders, unless such termination was the result of a willful and intentional breach of any representation, warranty or covenant in this Agreement, in which case, in addition to the Termination Fee, if any, to be paid hereunder, the party who breached the representation, warranty or covenant shall be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     SECTION 10.2 FEES AND EXPENSES. Except as otherwise provided herein, each party shall bear its own fees and expenses, including counsel fees and fees of accountants, brokers and investment bankers contracted by such party, in connection with the transaction contemplated hereby.

     SECTION 10.3 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

     HCCH and Merger Sub:

          HCC Insurance Holdings, Inc.
          13403 Northwest Freeway
          Houston, Texas 77040-6094
          Telecopy: (713) 462-2401
          Attention: Stephen L. Way, Chairman and Chief Executive Officer

     With copies to:

          Winstead Sechrest & Minick P.C.
          910 Travis, Suite 1700
          Houston, Texas 77002
          Telecopy: (713) 951-3800
          Attention: Arthur S. Berner, Esq.

     AVEMCO:

          AVEMCO Corporation
          Frederick Municipal Airport
          411 Aviation Way
          Frederick, MD 21701
          Telecopy: (301) 694-4242
          Attention: William P. Condon, Chairman and Chief Executive Officer

     With copies to:

          Piper & Marbury L.L.P.
          36 S. Charles Street
          Baltimore, MD 21201
          Telecopy: 410-576-1700
          Attention: R. W. Smith, Jr., Esq.

     Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to other parties in conformity with this Section.

     SECTION 10.4 GOVERNING LAW. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     SECTION 10.5 BINDING UPON SUCCESSORS AND ASSIGNS, ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and to the extent provided in Section
8.2 the Indemnified Persons and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned by any party without the prior consent of the others, provided, however, that HCCH shall be permitted at any time prior to the Effective Time to cause the assignment of Merger Sub's rights and obligations under this Agreement to another wholly owned Subsidiary of HCCH (without in any way relieving HCCH of its obligations under this Agreement with respect to Merger Sub or the Merger).

     SECTION 10.6 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such

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

provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

     SECTION 10.7 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between parties with respect hereto, provided, however, that except as modified herein the terms of the Confidentiality Agreement shall remain in effect.

     SECTION 10.8 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by written agreement of the parties hereto. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of AVEMCO and HCCH; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders.

     SECTION 10.9 EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement except for Sections 7.3(a) or 7.3(c). The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Any waiver must be in writing.

     SECTION 10.10 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section, Paragraph, subparagraph or an Appendix shall mean an Article of, a
Section in, Paragraph, subparagraph or Appendix to, this Agreement unless otherwise explicitly set forth. The table of contents and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     SECTION 10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

     SECTION 10.12 GENDER AND CERTAIN DEFINITIONS. All words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     SECTION 10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation, warranty, covenant or agreement shall survive the Closing Date, except those contained in Article II, Article III, Article VIII, Article X,
Section 6.8(b), Section 6.16, Section 6.18, Section 6.20, Section 6.21 and the agreement of "affiliates" of AVEMCO and HCCH contained in Section 6.13 or in the respective AVEMCO and HCCH Affiliates' Agreements.

     SECTION 10.14 EFFECT OF DUE DILIGENCE. No investigation by HCCH or AVEMCO into the business, operations and conditions of the other shall affect any representation or warranty made by either party in this Agreement or shall relieve such party of any of its obligations under this Agreement.

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

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                            "HCC INSURANCE HOLDINGS, INC."

                                            By:  /s/ Stephen L. Way
                                              ----------------------------------
                                              Name:  Stephen L. Way
                                              Title:   Chairman of the Board and
                                                  Chief Executive Officer

                                            "MERGER SUB #4, INC."

                                            By: /s/  Stephen L. Way
                                              ----------------------------------
                                              Name:  Stephen L. Way
                                              Title:   President and Chief
                                                       Executive Officer

                                            "AVEMCO CORPORATION"

                                            By:  /s/ William P. Condon
                                              ----------------------------------
                                              Name:  William P. Condon
                                              Title:   Chairman of the Board and
                                                  Chief Executive Officer


            SIGNATURE PAGE OF AGREEMENT AND PLAN OF REORGANIZATION



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